Execution Copy

                 TRUMP'S CASTLE HOTEL & CASINO, INC., as Issuer

                   U.S. BANK NATIONAL ASSOCIATION, as Trustee

                  TRUMP'S CASTLE ASSOCIATES, L.P., as Guarantor

                                -----------------

                                    INDENTURE

                           Dated as of April 17, 1998

                                -----------------

                                   $5,000,000

                      10 1/4% Senior Secured Notes due 2003

ARTICLE 1
      DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION .............   1
            Section 1.1   Definitions .....................................   2
            Section 1.2   Other Definitions ...............................  20
            Section 1.3   Compliance Certificates and Opinions ............  20
            Section 1.4   Form of Documents Delivered to Trustee ..........  21
            Section 1.5   Acts of Holders .................................  22
            Section 1.6   Notices, etc., to Trustee, the Issuer, the
            Partnership, the CCC and the NJDGE ............................  23
            Section 1.7   Notice to Holders; Waiver .......................  23
            Section 1.8   Conflict with Trust Indenture Act ...............  24
            Section 1.9   Effect of Headings and Table of Contents ........  24
            Section 1.10  Successors and Assigns ..........................  24
            Section 1.11  Separability Clause .............................  24
            Section 1.12  Benefits of Indenture ...........................  24
            Section 1.13  GOVERNING LAW ...................................  25
            Section 1.14  Casino Control Act ..............................  25
            Section 1.15  Legal Holidays ..................................  25
            Section 1.16  Schedules .......................................  25
            Section 1.17  Counterparts ....................................  25

ARTICLE 2
      FORM OF SENIOR NOTES ................................................  25
            Section 2.1   Forms Generally .................................  25
            Section 2.2   Form of Face of the Senior Notes ................  26
            Section 2.3   Form of Reverse of the Senior Notes .............  29
            Section 2.4   Form of Trustee's Certificate of Authentication .  32
            Section 2.5   Form of Senior Guarantee ........................  32

ARTICLE 3
      THE SENIOR NOTES ....................................................  33
            Section 3.1   Title and Terms .................................  33
            Section 3.2   Denominations ...................................  35
            Section 3.3   Execution, Authentication, Delivery and Dating ..  35
            Section 3.4   Temporary Securities ............................  36
            Section 3.5   Registration, Registration of Transfer
            and Exchange ..................................................  37
            Section 3.6   Mutilated, Destroyed, Lost and Stolen Senior
            Notes .........................................................  39
            Section 3.7   Payment of Interest .............................  39


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

            Section 3.8   Persons Deemed Owners ...........................  41
            Section 3.9   Cancellation ....................................  41
            Section 3.10  Computation of Interest .........................  41
            Section 3.11  Non-recourse ....................................  41

ARTICLE 4
      DEFEASANCE AND COVENANT DEFEASANCE ..................................  42
            Section 4.1   Option to Effect Defeasance or Covenant
            Defeasance ....................................................  42
            Section 4.2   Defeasance and Discharge ........................  42
            Section 4.3   Covenant Defeasance .............................  43
            Section 4.4   Conditions to Defeasance or Covenant Defeasance .  43
            Section 4.5   Deposited Money and U.S. Government Obligations
            to be Held in Trust; Other Miscellaneous Provisions ...........  45
            Section 4.6   Reinstatement ...................................  46

ARTICLE 5
      REMEDIES ............................................................  46
            Section 5.1   Events of Default ...............................  46
            Section 5.2   Acceleration of Maturity; Rescission and
            Annulment .....................................................  49
            Section 5.3   Collection of Indebtedness and Suits for
            Enforcement by Trustee ........................................  50
            Section 5.4   Trustee May File Proofs of Claim ................  51
            Section 5.5   Trustee May Enforce Claims Without Possession
            of the Senior Notes ...........................................  52
            Section 5.6   Application of Money Collected ..................  52
            Section 5.7   Limitation on Suits .............................  53
            Section 5.8   Unconditional Right of Holders to Receive
            Principal, Premium and Interest ...............................  53
            Section 5.9   Restoration of Rights and Remedies ..............  54
            Section 5.10  Rights and Remedies Cumulative ..................  54
            Section 5.11  Delay or Omission Not Waiver ....................  54
            Section 5.12  Control by Holders ..............................  54
            Section 5.13  Waiver of Past Defaults .........................  55
            Section 5.14  Undertaking for Costs ...........................  55
            Section 5.15  Waiver of Stay, Extension or Usury Laws .........  55
            Section 5.16  Unconditional Right of Holders to Institute
            Certain Suits .................................................  56
            Section 5.17  Management of Casino-Hotel ......................  56

ARTICLE 6
      THE TRUSTEE .........................................................  56


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

            Section 6.1   Duties of Trustee and Notice of Defaults ........  56
            Section 6.2   Certain Rights of Trustee .......................  58
            Section 6.3   Trustee Not Responsible for Recitals,
            Dispositions of Senior Notes or Application of Proceeds
            Thereof; etc ..................................................  60
            Section 6.4   Trustee and Agents May Hold Senior Notes;
            Collections; Etc. .............................................  60
            Section 6.5   Money Held in Trust .............................  60
            Section 6.6   Compensation and Indemnification of Trustee
            and Its Prior Claim ...........................................  60
            Section 6.7   Conflicting Interests ...........................  61
            Section 6.8   Corporate Trustee Required; Eligibility .........  62
            Section 6.9   Resignation and Removal; Appointment of
            Successor Trustee .............................................  62
            Section 6.10  Acceptance of Appointment by Successor ..........  64
            Section 6.11  Merger, Consolidation or Succession to Business .  64

ARTICLE 7
      HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER ....................  65
            Section 7.1   Issuer to Furnish Trustee Names and Addresses
            of Holders. ...................................................  65
            Section 7.2   Disclosure of Names and Addresses of Holders ....  65
            Section 7.3   Reports by Trustee ..............................  66
            Section 7.4   Reports by the Issuer and the Partnership .......  67

ARTICLE 8
      CONSOLIDATION, MERGER,CONVEYANCE, TRANSFER OR LEASE .................  68
            Section 8.1   The Issuer or the Partnership May Consolidate,
            Merge, etc., Only on Certain Terms ............................  68
            Section 8.2   Successor Substituted ...........................  70

ARTICLE 9
      SUPPLEMENTAL INDENTURES .............................................  71
            Section 9.1   Supplemental Indentures and Agreements without
            Consent of Holders ............................................  71
            Section 9.2   Supplemental Indentures and Agreements with
            Consent of Holders ............................................  72
            Section 9.3   Execution of Supplemental Indentures and
            Agreements ....................................................  73
            Section 9.4   Effect of Supplemental Indentures ...............  74
            Section 9.5   Conformity with Trust Indenture Act .............  74
            Section 9.6   Reference in Senior Notes to Supplemental
            Indentures ....................................................  74
            Section 9.7   Record Date .....................................  74

ARTICLE 10
      COVENANTS ...........................................................  75
            Section 10.1  Payment of Principal, Premium and Interest ......  75
            Section 10.2  Maintenance of Office or Agency .................  75
            Section 10.3  Money for Senior Note Payments to be Held
            in Trust ......................................................  75
            Section 10.4  Issuer's and Partnership's Existence ............  77
            Section 10.5  Payment of Taxes and Other Claims ...............  77
            Section 10.6  Maintenance of Properties .......................  77
            Section 10.7  Limitation on Partnership Indebtedness ..........  78
            Section 10.8  Limitation on Liens .............................  79
            Section 10.9  Limitation on Restricted Payments ...............  79
            Section 10.10 Limitation on Partnership Leases ................  82
            Section 10.11 Limitation on Preferred Stock of Subsidiaries
            and Subsidiary Distributions ..................................  82
            Section 10.12 Limitation on Payment Restrictions Affecting
            Subsidiaries ..................................................  83
            Section 10.13 Purchase of Senior Notes upon Change of Control .  83
            Section 10.14 Limitations on Transactions with Affiliates .....  85
            Section 10.15 Restriction on Transfer of Assets ...............  86
            Section 10.16 Limitation on Activities and Investments ........  86
            Section 10.17 Restriction on Payment of Services Fee ..........  86
            Section 10.18 Provision of Financial Statements ...............  87
            Section 10.19 Statement by Officers as to Default .............  87
            Section 10.20 Waiver of Certain Covenants .....................  88
            Section 10.21 Mortgage Notes and PIK Notes ....................  88

ARTICLE 11
      REDEMPTION OF SENIOR NOTES ..........................................  88
            Section 11.1  Senior Notes Redeemed Pursuant to Casino
            Control Act ...................................................  88
            Section 11.2  Optional Redemption .............................  89
            Section 11.3  Senior Notes Redeemed Pursuant to a Total Taking
            or Casualty ...................................................  89
            Section 11.4  Applicability of Article ........................  89
            Section 11.5  Notice to Truste ................................  89
            Section 11.6  Selection by Trustee of Senior Notes to Be
            Redeemed ......................................................  89
            Section 11.7  Notice of Redemption ............................  90
            Section 11.8  Deposit of Redemption Price .....................  91
            Section 11.9  Senior Notes Payable on Redemption Date .........  91
            Section 11.10 Senior Notes Redeemed in Part ...................  91


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

ARTICLE 12
      TCHI NOTE MORTGAGE DOCUMENTS ........................................  92
            Section 12.1  TCHI Note Mortgage Documents ....................  92
            Section 12.2  Recording, Opinion of Counsel, Etc. .............  93
            Section 12.3  Release of Collateral ...........................  93
            Section 12.4  Trust Indenture Act Requirements ................  94
            Section 12.5  Disposition of Certain Collateral without
            Requesting Release ............................................  94
            Section 12.6  Suits to Protect Cthe Collateral ................  95
            Section 12.7  Determinations Relating to Collateral ...........  95
            Section 12.8  Impairment of Security Interest .................  96
            Section 12.9  Release Upon Termination of the Issuer's
            Obligations ...................................................  96
            Section 12.10  Authorization of Receipt of Funds by the
            Trustee Under the TCHI Note Mortgage Documents ................  97

ARTICLE 13
      SATISFACTION AND DISCHARGE ..........................................  97
            Section 13.1  Satisfaction and Discharge of Indenture .........  97
            Section 13.2  Application of Trust Money ......................  98

ARTICLE 14
      SENIOR GUARANTEE ....................................................  98
            Section 14.1  Partnership Senior Guarantee ....................  98
            Section 14.2  Continuing Guarantee; No Right of Set-Off;
            Independent Obligation ........................................  99
            Section 14.3  Guarantee Absolute .............................. 100
            Section 14.4  Right to Demand Full Performance ................ 102
            Section 14.5  Waivers ......................................... 102
            Section 14.6  The Partnership Remains Obligated in Event the
            Issuer Is No Longer Obligated to Discharge Indenture
            Obligations ................................................... 103
            Section 14.7  Waiver of Rights. ............................... 103
            Section 14.8  Senior Guarantee Is in Addition to Other
            Security ...................................................... 103
            Section 14.9  Release of Security Interests ................... 103
            Section 14.10 No Bar to Further Actions ....................... 104
            Section 14.11 Failure to Exercise Rights Shall Not Operate
            As a Waiver; No Suspension of Remedies ........................ 104
            Section 14.12 Successors and Assigns .......................... 104
            Section 14.13 Release of Senior Guarantee ..................... 104
            Section 14.14 Execution of Senior Guarantee ................... 105

EXHIBIT A         Form of Senior Partnership Upstream Note

EXHIBIT B         Form of Senior Partnership Upstream Note Mortgage

EXHIBIT C         Form of Senior Upstream Assignment Agreement

EXHIBIT D         Form of TCHI Guarantee Mortgage

SCHEDULE I        Permitted Indebtedness

SCHEDULE II       Permitted Investments

                      Reconciliation and tie between Trust
                              Indenture Act of 1939
                    and Indenture, dated as of April 17, 1998


Trust Indenture                                     Indenture
  Act Section                                        Section
---------------                                     ---------

ss.310(a)(1)       ............................       6.8
      (a)(2)       ............................       6.8
      (b)          ............................       6.7, 6.9
ss.312(a)          ............................       7.1
      (c)          ............................       7.2
ss.314(a)          ............................       7.4
      (a)(4)       ............................       10.19
      (b)          ............................       12.2
      (c)(1)       ............................       1.3
      (c)(2)       ............................       1.3
      (e)          ............................       1.3
ss.315(b)          ............................       6.1
ss.316(a)(last
      sentence)
      (a)(1)(A)    ............................       1.1 ("Outstanding")
      (a)(1)(A)    ............................       5.2, 5.12
      (a)(1)(B)    ............................       5.13
      (b)          ............................       5.8
      (c)          ............................       9.7
ss.317(a)(1)       ............................       5.3
      (a)(2)       ............................       5.4
ss.318(a)          ............................       1.8

----------

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

      INDENTURE, dated as of April 17, 1998, among TRUMP'S CASTLE HOTEL & CASINO, INC., a New Jersey corporation (the "Issuer"), as issuer, U.S. BANK NATIONAL ASSOCIATION, a national banking association ("Trustee"), as trustee, and TRUMP'S CASTLE ASSOCIATES, L.P., a New Jersey limited partnership (the "Partnership" or "Guarantor"), as guarantor.

                   RECITALS OF THE ISSUER AND THE PARTNERSHIP

      The Issuer has duly authorized the creation of an issue of up to $5,000,000 aggregate principal amount of its (a) 10 1/4% Series A Senior Secured Notes due 2003 (the "Series A Notes") and (b) its 10 1/4% Series B Senior Secured Notes due 2003 (the "Series B Notes" and collectively with the Series A Notes, the "Senior Notes") of substantially the tenor and amount hereinafter set forth, and to provide therefor the Issuer has duly authorized the execution and delivery of this Indenture.

      The Partnership has duly authorized the issuance of a guarantee of the Senior Notes (the "Senior Guarantee"), of substantially the tenor hereinafter set forth, and to provide therefor the Partnership has duly authorized the execution and delivery of this Indenture and the Senior Guarantee.

      This Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act of 1939, as amended, that are required to be part of and to govern indentures qualified under such Trust Indenture Act.

      All acts and things necessary have been done to make (i) the Senior Notes, when executed by the Issuer and authenticated and delivered hereunder and duly issued by the Issuer, the valid obligations of the Issuer, (ii) the Senior Guarantee, when executed by the Partnership and delivered hereunder, the valid obligation of the Partnership and (iii) this Indenture a valid agreement of the Issuer and the Partnership in accordance with its terms.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

      For and in consideration of the premises and the purchase of the Senior Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Senior Notes, as follows:

                                    ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

      Section 1.1 Definitions.

      For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

      (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

      (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

      (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

      (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) "or" is not exclusive; and

      (f) all references to $ or dollars shall refer to the lawful currency of the United States of America.

Certain Definitions

      "Acquired Indebtedness" means Indebtedness of a Person (a) existing at the time such Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.

      "Adjusted Consolidated Interest Expense" means, without duplication, for any period, the sum of (a) the interest expense of the Partnership and its Consolidated Subsidiaries for such period, on a Consolidated basis, including, without limitation, (i) amortization of debt discount, (ii) the net cost under interest rate contracts (including amortization of discounts), (iii) the interest portion of any deferred payment obligation and (iv) accrued interest plus (b) the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid, or accrued by the Partnership and its Consolidated Subsidiaries during such period, in each case as determined in accordance with GAAP consistently applied.

      "Adjusted Consolidated Net Income (Loss)" means, for any period, the Consolidated net income (or loss) of the Partnership and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied, adjusted, to the extent included in calculating such net income (loss), by excluding (a) all extraordinary gains or losses (less all fees and expenses relating thereto), (b) the portion of net income (or loss) of the Partnership and its Consolidated Subsidiaries allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by the Partnership or one of its Consolidated Subsidiaries, (c) net income (or loss) of any Person combined with the Partnership or any of the Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination,
(d) any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan, (e) net gains or losses (less all fees and expenses relating thereto) in respect of dispositions of assets other than in the ordinary course of business, or (f) the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders.

      "Affiliate" means, with respect to any specified Person, (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any other Person that owns, directly or indirectly, 5% or more of such Person's Capital Stock or Equity Interest or any officer or director of any such Person or other Person or with respect to any natural Person, any person having a relationship with such Person by blood, marriage or adoption not more remote than first cousin. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Appraised Value" shall have the meaning set forth in Section 1 of the Senior Partnership Upstream Note Mortgage.

      "Assignment of Leases and Rents and Assignment of Operating Assets" means collectively (i) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date hereof by the Partnership to the Issuer and (ii) the Assignment of Leases and Rents and Assignment of Operating Assets dated as of the date hereof by the Partnership to the Trustee.

      "Average Life to Stated Maturity" means, as of the date of determination with respect to any Indebtedness, the quotient obtained by dividing (a) the sum of the products of (i) the number of years from the date of determination to the date or dates of each successive scheduled principal payment of such Indebtedness multiplied by (ii) the amount of each such principal payment by (b) the sum of all such principal payments.

      "Bankruptcy Law" means Title 11, United States Code, as amended, or any similar United States federal or state law relating to bankruptcy, insolvency, receivership, winding-up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

      "Board of Directors" means, with respect to the Issuer, the board of directors of the Issuer or, with respect to the Partnership, the board of partner representatives, or any duly authorized committee of any such board.

      "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or the Partnership, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

      "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

      "Cage Cash" means the sum of $5,000,000 retained for daily operations of the Casino.

      "Capital Lease Obligation" of any Person means any obligation of such Person and its subsidiaries on a Consolidated basis under any capital lease of real or personal property which, in accordance with GAAP, has been recorded as a capitalized lease obligation.

      "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of such Person's capital stock.

      "Casino - Hotel" means the casino and hotel complex currently known as the "Trump Marina Hotel Casino" in Atlantic City, New Jersey and ancillary structures, marina and other facilities and all furniture, fixtures and equipment at any time contained therein, in each case owned by or leased to the Partnership and covered by the lien of the Senior Partnership Upstream Note Mortgage.

      "Casualty" means any act or occurrence of any kind or nature which results in damage, loss or destruction to any buildings or improvements on the Premises and/or Tangible Personal Property (as such terms are defined in Section 1.1 of the Senior Partnership Upstream Note Mortgage).

      "CCC" means the New Jersey Casino Control Commission or any successor entity thereto.

      "Certificate of Appraised Value" shall have the meaning set forth in
Section 1.1 of the Senior Partnership Upstream Note Mortgage.

      "Change of Control" means an event as a result of which (a) the Permitted Holder does not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Issuer and the Board of Partner Representatives of the Partnership or to control the management of the Partnership; or (b) the Partnership is liquidated or dissolved or adopts a plan of liquidation or dissolution, provided, however, a Change of Control shall not be deemed to occur as a result of one or more Public Offerings so long as (i) the Permitted Holder continues to own beneficially 20% or more of the voting equity securities of the entity which conducted the Public Offering and (ii) no other holder beneficially owns a greater percentage of voting securities of such entity than the Permitted Holder.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Collateral" means, collectively, all of the property and assets that are from time to time subject to the Lien of the Senior Partnership Upstream Note Mortgage.

      "Consolidated Fixed Charge Coverage Ratio" means for any period the ratio of (a) the sum of Adjusted Consolidated Net Income, Adjusted Consolidated Interest Expense and Consolidated Income Tax Expense, plus, without duplication, all depreciation, amortization and all other non-cash charges (excluding any such non-cash charges constituting an extraordinary item of loss or any non-cash charge which requires an accrual of or a reserve for cash charges for any future period) in each case, for such period, of the Partnership and its Consolidated Subsidiaries on a Consolidated basis, all determined in accordance with GAAP consistently applied to (b) Adjusted Consolidated Interest Expense for such period.

      "Consolidated Income Tax Expense" means for any period the provision for federal, state, local and foreign income taxes of the Partnership and its Consolidated Subsidiaries for such period as determined in accordance with GAAP consistently applied.

      "Consolidated Net Worth" of any Person means the Consolidated stockholders' equity (excluding Redeemable Capital Stock or Redeemable Equity Interests) of such Person and its Consolidated subsidiaries, as determined in accordance with GAAP consistently applied.

      "Consolidation" means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP consistently applied. The term "Consolidated" shall have a similar meaning.

      "Corporate Trust Office" means the office of the Trustee, or its agent, at which at any particular time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at 180 East Fifth Street, St. Paul, Minnesota 55101.

      "CRDA" means the Casino Reinvestment Development Authority or any successor entity thereto.

      "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

      "EBITDA" means, for the relevant accounting period, an amount equal to the sum of (i) the net income (or loss) of the Partnership for such period determined in accordance with generally accepted accounting principles, consistently applied, excluding any extraordinary, unusual or non-recurring gains (including without limitation those gains arising from dispositions of assets or from the purchase, redemption or discharge of any indebtedness), and excluding any extraordinary, unusual or non-recurring losses arising from (A) transactions or events approved by not less than two of the Noteholder Representatives (so long as such approval includes an explicit finding that any such losses arising from such transaction or event are to be so excluded pursuant to this clause (A)) or (B) the purchase, redemption or discharge of any indebtedness in respect of the Mortgage Notes or PIK Notes, plus (ii) all amounts deducted in computing such net income (or loss) in respect of interest (including the imputed interest portions of rentals under Capitalized Leases), depreciation, amortization and taxes based upon or measured by income, plus
(iii) other non-cash charges arising from market value adjustments and adjustments pertaining to contributions of deposits in each case in respect of CRDA Bonds.

      "Equity Interest" of any Person means any shares, interests, participations or other equivalents (however designated) of such Person in equity.

      "Event of Default" has the meaning specified in Article Five.

      "Excess Available Cash" shall be calculated semi-annually on June 30 and December 31 and means the sum of the Partnership's cash and cash equivalents as shown on its balance sheet at such date less the sum of (1) the Partnership's Cage Cash, (2) the Partnership's working capital reserve of $10 million less the amount, if any, available to the Partnership under the Working Capital Facility,
(3) the aggregate amount required to meet the cash interest payments due on all Permitted Indebtedness on the next respective interest payment dates, (4) distributions to be made during the succeeding six month period in respect of taxes as contemplated by clause (c) of Section 10.9(b)(ix) hereof, and (5) the cash amounts required to meet the Partnership's Capital Expenditures (as defined in the Partnership Agreement), CRDA bond payments and other fixed charges projected during the succeeding six month period.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "F,F&E Financing Agreement" means an agreement which creates a Lien upon any after-acquired Tangible Personal Property (as defined in the Senior Partnership Upstream Note

Mortgage) and/or other items constituting Operating Assets (as defined in the Senior Partnership Upstream Note Mortgage), which are financed, purchased or leased by the Partnership.

      "Fair Market Value" means, with respect to any asset or property, the sale value that would be obtained in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy and, with respect to any Senior Notes redeemed under
Section 11.1, means (a) the last sales price regular way on the last trading day prior to the date of determination of such value on the largest national securities exchange (or, if said security is not listed on a national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ")) on which such Senior Notes shall have traded on such trading day, or (b) if no such sales of such Senior Notes occurred on such trading day, the mean between the "bid" and "asked" prices on such national securities exchange or as quoted on the National Market System of NASDAQ, as the case may be, on such last trading day, or (c) if the Senior Notes are not listed or quoted on any national securities exchange or the National Market System of NASDAQ, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for the Senior Notes have not been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in the Senior Notes, selected for such purpose by the Issuer, or (d) if none of clauses (a) through
(c) are applicable, the fair market value of such Senior Notes as of the date of determination as determined in such manner as shall be satisfactory to the Issuer, which shall be entitled to rely for such purpose on the advice of any firm of investment bankers or securities dealers having familiarity with the Senior Notes.

      "Funding" means Trump's Castle Funding, Inc., a New Jersey corporation.

      "Funding Notes" means the Funding's 10 1/4% Senior Secured Notes due 2003 issued in an aggregate original principal amount of $62,000,000.

      "Funding Note Indenture" means the Indenture dated the date hereof by and between Funding, as issuer, the Partnership, as guarantor, and U.S. Bank National Association, as trustee, with respect to the Funding Notes.

      "Funding Note Mortgage Documents" means the "Senior Note Mortgage Documents", as such term is defined in the Funding Note Indenture.

      "Gaming Authority" means the CCC, the NJDGE or any other governmental agency which regulates gaming in a jurisdiction in which the Partnership conducts gaming activities.

      "Generally Accepted Accounting Principles" or "GAAP" means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

      "Guaranteed Debt" of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness contained in this section guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (a) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness, (b) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, (c) to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered), (d) to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or (e) otherwise to assure a creditor against loss; provided that the term "guarantee" shall not include endorsements for collection or deposit, in either case in the ordinary course of business; provided further, that the obligations of the Partnership pursuant to the Services Agreement as in effect on the date of this Indenture shall not be deemed to be Guaranteed Debt of the Partnership.

      "Holder" means a Person in whose name a Senior Note is registered in the Senior Note Register.

      "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade payables and other accrued current liabilities arising in the ordinary course of business, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities and in connection with any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock or Equity Interest of such Person, or any warrants, rights or options to acquire such Capital Stock or Equity Interest, now or hereafter outstanding, (b) all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, (c) every obligation of such Person issued or contracted for as payment in consideration of the purchase by such Person or an Affiliate of such Person of the Capital Stock or Equity Interest or substantially all of the assets of another Person or in consideration for the merger or consolidation with respect to which such Person or an Affiliate of such Person was a party, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables and other accrued current liabilities arising in the ordinary course of business, (e) all obligations under interest rate contracts of such Person, (f) all Capital Lease Obligations of such Person, (g) all Indebtedness referred to in clauses (a) through (f) above of other Persons and all dividends of other Persons, the payment of which are secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, (h) all Guaranteed Debt of such Person, (i) all Redeemable Capital Stock or Redeemable Equity Interests valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (j) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) through (i) above. For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock or Redeemable Equity Interest which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock or Redeemable Equity Interest as if such Redeemable Capital Stock or Redeemable Equity Interest were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock or Redeemable Equity Interest, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Redeemable Capital Stock or Redeemable Equity Interest.

      "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

      "Indenture Obligations" means the obligations of the Issuer, the Partnership and any other obligor under this Indenture or under the Senior Notes, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Senior Notes and the performance of all other obligations to the Trustee and the Holders under this Indenture, the Senior Notes and the Senior Partnership Upstream Note Mortgage, according to the terms thereof.

      "Intercreditor Agreement" means the Intercreditor Agreement of even date herewith among the Issuer, Funding, the Partnership, the Trustee, the trustee under the Funding Note Indenture, the trustee under the Mortgage Note Indenture, and the trustee under the PIK Note Indenture.

      "Interest Payment Date" means the Stated Maturity of an installment of interest on the Senior Notes.

      "Investments" means, with respect to any Person, directly or indirectly, any advance, loan or other extension of credit or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or other acquisition by such Person of any Capital Stock, Equity Interest, bonds, notes, debentures or other securities or assets issued or owned by, any other Person.

      "Issuer" means Trump's Castle Hotel & Casino, Inc., a corporation incorporated under the laws of the State of New Jersey or any other obligor on the Senior Notes (other than the

Partnership), including any successor Person to Trump's Castle Hotel & Casino, Inc. in accordance with Article Eight hereof.

      "Issuer Request" or "Issuer Order" means a written request or order signed in the name of the Issuer by any one of its Chairman of the Board, its Vice Chairman, its President or a Vice President, and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

      "Legal Requirements" has the meaning set forth in Section 1.1 of the Senior Partnership Upstream Note Mortgage.

      "Lien" means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

      "Marina Lease" means the lease agreement made September 1, 1990 between the State of New Jersey, as Landlord, and the Partnership, as tenant, as amended, respecting property known as the Senator Frank S. Farley State Marina, Atlantic City, New Jersey, being designated as a portion of Block B-4, Lot 11 on the tax map of the City of Atlantic City, Atlantic County, New Jersey, together with all amendments, restatements, extensions and renewals thereof.

      "Maturity" when used with respect to any Senior Note means the date on which the principal of such Senior Note becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, Change of Control Purchase Date or the Redemption Date and whether by declaration of acceleration, Change of Control Offer, call for redemption or otherwise.

      "Mortgage Debt" means any Indebtedness secured by Liens (other than involuntary Liens) on any portion of the Collateral.

      "Mortgage Documents" shall have the meaning set forth in the Mortgage Note Indenture.

      "Mortgage Notes" means the 11-3/4% Mortgage Notes due 2003 issued by Funding.

      "Mortgage Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to the Issuer's 11 3/4% Mortgage Notes due 2003 as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

      "NASDAQ" is defined under the definition of "Fair Market Value."

      "Net Cash Proceeds" of an issuance means the cash proceeds of such issuance, net of attorney's fees, accountant's fees, brokerage, consultant, underwriting and other fees and expenses actually incurred in connection with such issuance, sale, conversion or exchange and net of taxes paid or payable as a result thereof.

      "NJDGE" means the New Jersey Division of Gaming Enforcement or any successor entity thereto.

      "Noteholder Representatives" shall have the meaning set forth in the Partnership Agreement.

      "Note Mortgage" shall have the meaning set forth in the Mortgage Note Indenture.

      "Officers' Certificate" means a certificate signed by a general partner or the President or a Vice President, and by the Treasurer, Assistant Treasurer, Secretary or an Assistant Secretary, of the Issuer or the Partnership and delivered to the Trustee.

      "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Issuer or the Trustee.

      "Outstanding" when used with respect to Senior Notes means, as of the date of determination, all Senior Notes theretofore authenticated and delivered under this Indenture, except:

      (a) Senior Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

      (b) Senior Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Senior Notes; provided that if such Senior Notes are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and Senior Notes, except to the extent provided in Sections 4.2 and 4.3, with respect to which the Issuer has effected defeasance or covenant defeasance as provided in Article Four; and

      (c) Senior Notes in exchange for or in lieu of which other Senior Notes have been authenticated and delivered pursuant to this Indenture, other than any such Senior Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Senior Notes are held by a bona fide purchaser in whose hands the Senior Notes are valid obligations of the Issuer;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Senior Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Senior Notes owned by the Issuer, the Partnership, or any other obligor upon the Senior Notes or any Affiliate of the Issuer, the Partnership, any guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Senior Notes which the Trustee knows to be so owned shall be so disregarded. Senior Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgor's right so to act with respect to such Senior Notes and that the pledgee is not the Issuer, the Partnership or any other obligor upon the Senior Notes or any Affiliate of the Issuer, the Partnership or such other obligor.

      "Outstanding Amount" of any Indebtedness at any time means the principal amount outstanding of such Indebtedness at such time, unless such Indebtedness was issued at a discount, in which case the "Outstanding Amount" of such Indebtedness means the original issue price of such Indebtedness plus the accretion to such time of the original issue discount, determined in accordance with Generally Accepted Accounting Principles.

      "Pari Passu Indebtedness" means any Indebtedness of the Partnership that is Pari Passu in right of payment to the Senior Guarantee.

      "Partnership" means Trump's Castle Associates, L.P., a New Jersey limited partnership, and any successor Person to Trump's Castle Associates, L.P. in accordance with Article Eight hereof.

      "Partnership Agreement" means the Partnership's Third Amended and Restated Partnership Agreement dated as of October 7, 1996 as in effect on the date of this Indenture.

      "Partnership Note" means the Partnership Note dated as of December 28, 1993 in the principal amount of $242,141,304 made by the Partnership in favor of Funding, evidencing the proceeds of the Mortgage Notes.

      "Paying Agent" means any Person authorized by the Issuer to pay the principal, premium, if any, or interest on any Senior Notes on behalf of the Issuer.

      "Permit" means any license, franchise, authorization, statement of compliance, certificate of operation, certificate of occupancy and permit required for the lawful ownership, occupancy, operation and use of all or a material portion of the Collateral whether held by the Partnership or any other Person (which may be temporary or permanent) (including, without limitation, those required for the use of the Casino Hotel as a licensed casino facility), in accordance with all applicable Legal Requirements.

      "Permitted Holder" means Donald J. Trump and any corporation or other entity that is controlled by Donald J. Trump.

      "Permitted Indebtedness" means the following:

      (a) Indebtedness of the Partnership and the Issuer pursuant to this Indenture and the TCHI Note Mortgage Documents;

      (b) Indebtedness of the Partnership pursuant to another portion of the Working Capital Facility;

      (c) Indebtedness of the Partnership and Funding pursuant to the Funding
Note Indenture and the Senior Note Mortgage Documents;

      (d) Indebtedness of the Partnership and Funding pursuant to the Mortgage
Note Indenture and the Mortgage Documents;

      (e) Indebtedness of the Partnership and Funding pursuant to the PIK Note Indenture and the Pledge Agreement (as defined in the PIK Note Indenture);

      (f) Indebtedness of the Partnership outstanding on the date of this Indenture and listed on Schedule I hereto;

      (g) Indebtedness of the Partnership or any Wholly-owned Subsidiary to any one or the other of them;

      (h) Indebtedness of the Partnership or any Subsidiary represented by F,F&E Financing Agreements; provided, however, that the aggregate principal amount of Indebtedness permitted by this clause (h) shall not exceed at any one time outstanding (i) $2,000,000 or (ii) $25,000,000 following the time at which the Partnership shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $45,000,000.

      (i) Indebtedness in respect of Capital Lease Obligations or secured purchase money security interests of the Partnership or any Subsidiary, in either case not created by an F, F&E Financing Agreement; provided, however, that the aggregate principal amount of all such Capital Lease Obligations permitted by this clause (i) shall not exceed at any one time outstanding (i) $10,000,000 or (ii) $15,000,000 following the time at which the Partnership shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $60,000,000 and provided, further, that the aggregate principal amount of all such Indebtedness secured by purchase money security interests shall not exceed at any one time outstanding $10,000,000; and

      (j) any renewals, extensions, substitutions, refundings, refinancings or replacements of any Indebtedness described in clauses (a) through (j) of this definition of "Permitted Indebtedness," including any successive renewals, extensions, substitutions, refundings, refinancings or replacements so long as the aggregate principal amount of Indebtedness represented thereby does not exceed the principal amount of such Indebtedness being renewed, extended, substituted, refunded, refinanced or replaced (or, if such Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination) plus accrued interest thereon, plus, in the case of refinancings, the amount of any premium or other payment required to be paid under the terms of the instrument governing such Indebtedness or the amount of any premium reasonably determined by the Partnership as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase and, in each case, actually paid, plus the amount of expenses of the Partnership incurred in connection with such refinancing and such renewal, extension, substitution, refinancing or replacement does not reduce the Average Life to Stated Maturity or the final Stated Maturity of such Indebtedness.

      "Permitted Investment" means (a) Investments in any of the Senior Notes, Funding Notes, PIK Notes or Mortgage Notes; (b) Temporary Cash Investments; (c) intercompany notes to the extent permitted under the definition of "Permitted Indebtedness"; and (d) any Investments in existence on the date of this Indenture and listed on Schedule II to this Indenture.

      "Permitted Leases" means the following:

      (i) the Marina Lease;

      (ii) any Capital Lease Obligation permitted by clause (i) of the definition of "Permitted Indebtedness"; and

      (iii) Leases other than Capital Lease Obligations and the Marina Lease; provided, however, that the aggregate fixed rental payments paid or accrued for any period of four consecutive fiscal quarters commencing after the date hereof under all such leases (including payments required to be made by the Lessee in respect of taxes and insurance, whether or not denominated as rent), shall not exceed for such period (a) $2,000,000 or (b) $7,500,000 following the times at which the Partnership shall have achieved EBITDA for any period of four consecutive fiscal quarters in an amount not less than $45,000,000.

"Permitted Liens" means:

      (a) any Lien existing as of the date of this Indenture under the TCHI Note Mortgage Documents, the Senior Note Mortgage Documents (including without limitation, "Permitted Encumbrances" as defined in the Senior Note Mortgage), the Senior Guarantee Mortgage, the Mortgage Documents (including without limitation, "Permitted Encumbrances" and "Restricted Encumbrances", both as defined in the Note Mortgage), the Pledge Agreement (as defined in the

PIK Note Indenture), "Permitted Encumbrances" hereafter arising and permitted under the TCHI Note Mortgage Documents, and any Lien hereafter arising under the Working Capital Facility;

      (b) Capital Lease Obligations and purchase money liens included in Permitted Indebtedness;

      (c) the Lien in favor of the Trustee pursuant to Section 6.6 of this Indenture, the Lien in favor of the trustee pursuant to Section 6.6 of the Mortgage Note Indenture, the Lien in favor of the trustee pursuant to Section
6.6 of the Funding Note Indenture, and the Lien in favor of the trustee pursuant to Section 6.6 of the PIK Note Indenture;

      (d) any Lien arising by reason of (i) any judgment, decree or order of any court, so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired; (ii) security for payment of workmen's compensation or other insurance; (iii) good faith deposits in connection with tenders, leases, contracts (other than contracts for the payment of money); and (iv) deposits to secure public or statutory obligations, or in lieu of surety or appeal bonds; and

      (e) any Lien arising by reason of any renewal, extension, substitution, refunding, refinancing or replacement of any Indebtedness permitted by clause
(j) of the definition of Permitted Indebtedness.

      "Person" means any individual, corporation, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

      "PIK Note Indenture" means that certain indenture among Funding, as issuer, the Partnership, as guarantor, and First Bank National Association (now known as U.S. Bank National Association), as trustee, dated as of December 28, 1993, relating to the Issuer's PIK Notes as it may from time to time be supplemented or amended by one or more indentures supplemental thereto.

      "PIK Notes" means the Subordinated Pay-in-Kind Notes due 2005 issued by Funding in an initial aggregate principal amount of $52,066,000 plus the aggregate principal amount of PIK Notes issued as payment of interest thereon.

      "Predecessor Senior Note" of any particular Senior Note means every previous Senior Note evidencing all or a portion of the same debt as that evidenced by such particular Senior Note; and, for the purposes of this definition, any Senior Note authenticated and delivered under Section 3.6 in exchange for a mutilated Senior Note or in lieu of a lost, destroyed or stolen

Senior Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Senior Note.

      "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock whether now outstanding, or issued after the date of this Indenture, and including, without limitation, all classes and series of preferred or preference stock.

      "Public Offering" shall mean a registered public offering of a direct or indirect equity interest in Funding.

      "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock.

      "Qualified Equity Interest" of any Person means any Equity Interests of such Person other than Redeemable Equity Interests.

      "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than the disqualification of the holder thereof by the CCC) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      "Redeemable Equity Interest" means any Equity Interest that, either by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event (other than the disqualification of the holder thereof by the CCC) or passage of time would be, required to be redeemed prior to any Stated Maturity of the principal of the Senior Notes or is redeemable at the option of the holder thereof at any time prior to any such Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to any such Stated Maturity at the option of the holder thereof.

      "Redemption Date" when used with respect to any Senior Note to be redeemed means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price" when used with respect to any Senior Note to be redeemed means the price at which it is to be redeemed pursuant to this Indenture.

      "Registrable Series A Notes" means the Series A Notes upon original issuance thereof, and at all times subsequent thereto, until, in the case of any such Series A Note, (A) a Registration Statement with respect to such Series A Note has been declared effective under the Securities Act and such Series A Note has been disposed of in accordance with such Registration

Statement; (B) such Series A Note is distributed to the public pursuant to Rule 144 (or any successor provisions) promulgated under the Securities Act; (C) such Series A Note has been otherwise transferred and new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Issuer; or (D) such Series A Note ceases to be outstanding.

      "Registration Rights Agreement" means the registration rights agreement of even date herewith between the Issuer, the Partnership, Funding, certain original purchasers of the Series A Notes and certain original purchasers of Funding Notes.

      "Regular Record Date" for the interest payable on any Interest Payment Date means April 15 or October 15 (whether or not a Business Day) next preceding such Interest Payment Date.

      "Responsible Officer" when used with respect to the Trustee means any officer assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, assistant secretary, or any other officer or assistant officer of the Trustee or the agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

      "Restoration" shall have the meaning set forth in Section 1.1 of the Senior Partnership Upstream Note Mortgage.

      "SEC" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such SEC is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Senior Guarantee", means the guarantee by the Partnership of the Issuer's obligations under this Indenture pursuant to the guarantee included herein.

      "Senior Note Register" and "Senior Note Registrar" have the respective meanings specified in Section 3.5.

      "Senior Notes", means the Issuer's 10 1/4% Senior Secured Notes due 2003 issued pursuant to this Indenture in the aggregate original principal amount of $5,000,000.

      "Senior Partnership Note" means the Note dated as of the date hereof in the principal amount of $62,000,000 made by the Partnership in favor of Funding, evidencing the proceeds of the Funding Notes, and pledged to the trustee under the Funding Note Indenture.

      "Senior Partnership Upstream Note" means the Note, dated the date hereof in the principal amount of $5,000,000 made by the Partnership in favor of the Issuer, evidencing the proceeds of the Senior Notes, and pledged to the Trustee.

      "Senior Partnership Upstream Note Mortgage", means the Indenture of Mortgage and Security Agreement, dated as of the date hereof, between the Issuer, as mortgagee, and the Partnership, as mortgagor, a copy of which is attached hereto as Exhibit B, securing the Senior Partnership Upstream Note.

      "Senior Upstream Assignment Agreement" means the Senior Assignment Agreement between the Issuer and the Trustee dated as of the date hereof, the form of which is attached hereto as Exhibit C, providing for the assignment of the Senior Upstream Partnership Note and the Senior Partnership Upstream Note Mortgage to the Trustee by the Issuer and acknowledgment thereof by the Guarantor.

      "Series A Notes" and "Series B Notes", have the meanings specified in the first recital of this Indenture.

      "Services Agreement" means that certain services agreement, dated as of December 28, 1993 between the Partnership and Trump Casinos II, Inc. relating to the provision of advertising and other consulting services to the Partnership.

      "Services Fee" means, for any period, the amount of the fee payable by the Partnership under the Services Agreement for such period.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.7.

      "Stated Maturity" when used with respect to any Indebtedness or any installment of interest thereon means the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

      "Subordinated Indebtedness" means Indebtedness of the Partnership subordinated in right of payment to the Senior Guarantee.

      "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Partnership or by one or more other Subsidiaries, or by the Partnership and one or more other Subsidiaries.

      "Taking" means the acquisition or condemnation by eminent domain of the whole or any part of the Premises (as such term is defined in Section 1.1 of the Senior Partnership Upstream Note Mortgage), by a competent authority, for any public or quasi-public use or purpose.

      "TCHI Note Guarantee Mortgage", means the Indenture of Mortgage and Security Agreement, dated as of the date hereof, between the Trustee as mortgagee, and the Partnership, as mortgagor, a copy of which is attached hereto as Exhibit D.

      "TCHI Note Indenture", means this indenture, relating to the Issuer's Senior Notes.

      "TCHI Note Mortgage Documents" means (i) the Senior Partnership Upstream Note, (ii) the Senior Guarantee, (iii) the Senior Partnership Upstream Note Mortgage, (iv) the TCHI Note Guarantee Mortgage, (v) the Senior Upstream Assignment Agreement, (vi) the Intercreditor Agreement, (vii) the Assignment of Leases and Rents and the Assignment of Operating Assets and (viii) any other security document to which the Partnership, the Issuer or the Trustee is a party which is executed and delivered pursuant to or in connection with the foregoing documents, as each may be amended, unsecured, extended, substituted, refinanced, replaced, extended or otherwise modified from time to time in accordance with the provisions of this TCHI Note Indenture and the TCHI Note Mortgage Documents.

      "Temporary Cash Investments" means (a) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof and guaranteed fully as to principal, premium, if any, and interest by the United States of America, (b) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $300,000,000, whose debt has a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or subsidiary of the Partnership) organized and existing under the laws of the United States of America with a rating, at the time as of which any investment therein is made, of "P-1" (or higher) according to Moody's Investors Service, Inc. or any successor rating agency, or "A-1" (or higher) according to Standard & Poor's Corporation or any successor rating agency, and (d) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $300,000,000.

      "Total Taking or Casualty" means a Taking or Casualty with respect to which, pursuant to the provisions of the Senior Partnership Upstream Note Mortgage, any proceeds resulting from such Taking or Casualty are to be used to pay amounts due under the Senior Notes and the Senior Partnership Upstream Note Mortgage and not for purposes of Restoration.

      "Trust Indenture Act" means the Trust Indenture Act of 1939, as amended.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor trustee.

      "Voting Stock" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of a corporation (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

      "Wholly-owned Subsidiary" means a Subsidiary all the Capital Stock of which is owned by the Partnership or by one or more Wholly-owned Subsidiaries or by the Partnership and one or more Wholly-owned Subsidiaries; provided, however, that the Issuer shall not be considered a Wholly-owned Subsidiary of the Guarantor.

      "Working Capital Facility" means one or more lending agreements or note purchase agreements between the Partnership and responsible financing sources, pursuant to which the Partnership may incur Indebtedness to meet its working capital requirements in an aggregate principal amount at any one time outstanding not to exceed $10,000,000 (it being understood that indebtedness of the Partnership pursuant to the Senior Notes and the Senior Partnership Upstream Note represents a part of the Working Capital Facility).

      Section 1.2 Other Definitions.

                                                                   Defined in
      Term                                                           Section
      ----                                                           -------

      "Act" ..........................................................1.5(a)
      "Change of Control Offer""......................................10.13
      "Change of Control Purchase Date"...............................10.13
      "Change of Control Purchase Price"..............................10.13
      "covenant defeasance"...........................................4.3
      "Defaulted Interest"............................................3.7
      "defeasance"....................................................4.2
      "Defeased Senior Notes".........................................4.1
      "incorporated provision"........................................1.8
      "Restricted Payment"............................................10.9
      "Surviving Entity"..............................................8.1
      "U.S. Government Obligations"...................................4.4

      Section 1.3. Compliance Certificates and Opinions.

      Upon any application or request by the Issuer or the Partnership to the Trustee to take any action under any provision of this Indenture, the Issuer, the Partnership and any other obligor on the Senior Notes shall furnish to the Trustee an Officers' Certificate stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel to the effect that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of any certificates and/or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

      Every Officers' Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

      (a) a statement to the effect that each individual or firm signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

      (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

      (c) a statement to the effect that, in the opinion of each such individual or firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

      (d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

      Section 1.4. Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Issuer, the Partnership or any other obligor of the Senior Notes may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any certificate or opinion of such an officer or of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Issuer, the

Partnership or other obligor of the Senior Notes with respect to such factual matters and which contains a statement to the effect that the information with respect to such factual matters is in the possession of the Issuer, the Partnership, or other obligor of the Senior Notes, unless such officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such opinions of Counsel may rely on certificates of the Issuer, the Partnership or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including assertions as to compliance with various financial covenants.

      Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

      Section 1.5. Acts of Holders.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is herein expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

      (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Trustee deems sufficient.

      (c) The ownership of the Senior Notes shall be proved by the Senior Note Register.

      (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Senior Note shall bind every future Holder of the Senior Notes or the Holder of every Senior Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Issuer in reliance thereon, whether or not notation of such action is made upon such Senior Note.

      Section 1.6. Notices, etc., to Trustee, the Issuer, the Partnership, the CCC and the NJDGE.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of the Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

      (a) the Trustee by any Holder or by the Issuer or the Partnership shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed, in writing, to or with the Trustee at 180 East Fifth Street, St. Paul, Minnesota 55101, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders, the Issuer or the Partnership by the Trustee;

      (b) the Issuer or the Partnership shall be sufficient for every purpose (except as provided in Section 5.1(b) hereunder) if in writing and mailed, first-class postage prepaid or delivered by recognized overnight courier, to the Issuer or the Partnership addressed to it at Brigantine Boulevard and Huron Avenue, Atlantic City, New Jersey 08401, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Issuer or the Partnership, as the case may be;

      (c) the CCC shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed, in writing, to or with the CCC at Tennessee Avenue and The Boardwalk, Arcade Building, Atlantic City, New Jersey 08401; or

      (d) the NJDGE shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if made, given, furnished or filed, in writing to or with the NJDGE at Hughes Justice Complex, CN-047, Trenton, New Jersey 08625.

      Section 1.7. Notice to Holders; Waiver.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Senior Note Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

      Section 1.8. Conflict with Trust Indenture Act.

      If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Sections 3.10 to 3.18, inclusive, of the Trust Indenture Act, or conflicts with any provision (an "incorporated provision") required by or deemed to be included in this Indenture by operation of such Sections of the Trust Indenture Act, such imposed duties or incorporated provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

      Section 1.9. Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

      Section 1.10 Successors and Assigns.

      All covenants and agreements in this Indenture by the Issuer and the Partnership shall bind their successors and assigns, whether so expressed or not.

      Section 1.11 Separability Clause.

      In case any provision in this Indenture or in the Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 1.12 Benefits of Indenture.

      Nothing in this Indenture or in the Senior Notes, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

      Section 1.13 GOVERNING LAW.

      THIS INDENTURE, THE SENIOR NOTES AND THE SENIOR GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF).

      Section 1.14 Casino Control Act.

      Each of the provisions of this Indenture is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act, unless such provisions are in conflict with the Trust Indenture Act in which case the Trust Indenture Act shall control.

      Section 1.15 Legal Holidays.

      In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Senior Notes) payment of interest or principal or, premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be, to the next succeeding Business Day.

      Section 1.16 Schedules.

      All schedules attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

      Section 1.17 Counterparts.

      This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                                    ARTICLE 2

                              FORM OF SENIOR NOTES

      Section 2.1. Forms Generally.

      The Senior Notes and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or any applicable law, including the federal securities laws, or as may, consistently herewith, be determined by the officers executing such Senior Notes, as evidenced by their execution of the Senior Notes. Any portion of the text of any Senior Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Senior Note.

      The definitive Senior Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Senior Notes may be listed, all as determined by the officers executing such Senior Notes, as evidenced by their execution of such Senior Notes.

      Section 2.2. Form of Face of the Senior Notes.

      The form of the face of the Senior Notes shall be substantially as follows:

                       TRUMP'S CASTLE HOTEL & CASINO, INC.

      [If Series A Notes, then insert --

      THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT MAY BE AVAILABLE TO PERMIT SALE OR TRANSFER OF THIS SECURITY TO QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A) WITHOUT REGISTRATION.

      EACH HOLDER OF THIS SECURITY REPRESENTS TO THE ISSUER THAT (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT CONSENT OF THE ISSUER) PRIOR TO TWO YEARS FROM THE LATER OF APRIL 17, 1998 OR THE DATE ON WHICH THIS SECURITY WAS LAST HELD BY AN AFFILIATE OF THE ISSUER OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) TO A NON-U.S.

PERSON IN A TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT,
(III) FOLLOWING ONE YEAR FROM SUCH TIME, IN A TRANSACTION COMPLYING WITH RULE 144 UNDER THE SECURITIES ACT OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IT BEING UNDERSTOOD THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY SECURITIES, THE ISSUER OR THE TRUSTEE MAY IN CIRCUMSTANCES EITHER OF THEM BELIEVES APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.]

      [If Series A Notes, then insert -- 10 1/4% Series A Senior Secured Note due 2003]

      [If Series B Notes, then insert -- 10 1/4% Senior Secured Note due 2003]



No. _______                                                    $_______________

      TRUMP'S CASTLE HOTEL & CASINO, INC., a New Jersey corporation (herein called the "Issuer," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to ____________ or registered assigns, the principal sum of _______________ United States dollars on April 30, 2003 at the office or agency of the Issuer referred to below, and to pay interest thereon semiannually on April 30 and October 31 of each year commencing on October 31, 1998, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date") from the most recent Interest Payment Date on which interest has been paid (or from the date hereof if no interest has been paid) at the rate of 10 1/4% per annum until the principal hereof is paid or duly provided for.

      So long as this Senior Note constitutes a Registrable Series A Note (as defined in the Indenture), the Holder hereof is entitled to certain liquidated damages provided for in Section 4 of the Registration Rights Agreement in the event, as more fully described therein, that, and so long as, the Issuer fails to timely implement its commitment to register the Senior Notes under the Securities Act (as defined in the Indenture).

      The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be April 15 or October 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Senior Notes, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may be paid to the Person in whose name this Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to Holders of Senior Notes not less than ten days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

      Payment of the principal of, premium, if any, and interest on this Senior Note will be made at the office or agency of the Issuer maintained for that purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Issuer by check mailed to the address of the Person entitled thereto as such address shall appear on the Senior Note Register. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

      This Senior Note is one of the Senior Notes issued and to be issued from time to time under and in accordance with, the Indenture, all equally secured by an assignment to the Trustee by the Issuer of a promissory note made by Trump's Castle Associates, L.P., and of an Indenture of Mortgage and Security Agreement, dated as of even date with the Indenture referred to herein, (hereinafter as amended and supplemented the "Senior Partnership Upstream Note Mortgage"), to which Senior Partnership Upstream Note Mortgage reference is made for a description of the property mortgaged and pledged, the return and extent of the security, and the other provisions thereof.

      Reference is hereby made to the further provisions of this Senior Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been duly executed by the Trustee or by the authenticating agent appointed as provided in the Indenture by manual signature, this Senior Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers and its corporate seal to be affixed or reproduced hereon.

Dated:                                         TRUMP'S CASTLE HOTEL
                                                 & CASINO, INC.

Attest:__________________                      By _____________________
Name:                                          Name:
Title:                                         Title:
                                                        (SEAL]

      Section 2.3 Form of Reverse of the Senior Notes

      The form of the reverse of the Senior Notes shall be substantially as follows:

      This Senior Note is one of a duly authorized issue of Senior Notes of the Issuer designated as its [If Series A Notes, then insert - 10 1/4% Series A Senior Secured Notes due 2003 (the "Series A Notes")] [If Series B Notes, then insert - 10 1/4% Senior Secured Notes due 2003 (the "Series B Notes")] issued under an Indenture, dated as of April 17, 1998 (herein called the "Indenture"), between the Issuer, U.S. Bank National Association, a national banking association, as trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture) and Trump's Castle Associates, L.P., a New Jersey limited partnership (the "Partnership"), as guarantor [If Series A Notes, then insert - , together with the 10 1/4% Senior Secured Notes due 2003 of the Issuer (the "Series B Notes", and collectively with the Series A Notes, the "Senior Notes")] [If Series B Notes, then insert - , together with the 10 1/4% Series A Senior Secured Notes due 2003 of the Issuer (the "Series A Notes," and collectively with the Series B Notes, the "Senior Notes")]. The Senior Notes are limited in aggregate principal amount of up to $5,000,000. Reference is hereby made to the Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Issuer, the Trustee, the Partnership, other obligors thereunder and the Holders of the Senior Notes, and of the terms upon which the Senior Notes are, and are to be, authenticated and delivered.

      If the Issuer or the Partnership is served with notice of the disqualification of any Holder under N.J.S.A. ss. 5:12-105(d) by the CCC, such Holder will be prohibited under N.J.S.A. ss. 5:12-105(e) from (a) receiving interest on the Senior Notes held by such Holder, (b) exercising directly or through any trustee or nominee, any right conferred on such Senior Notes and (c) receiving any remuneration in any form from any company licensed by the CCC (including the Issuer, the Partnership and the Trustee) for services rendered or otherwise.

      The Indenture contains provisions for defeasance at any time of (a) the entire indebtedness on this Senior Note and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

      In the event of a Total Taking or Casualty, the Issuer or the Partnership shall, within 60 days after receipt of any condemnation or insurance proceeds, but in all events within one year after the occurrence of such Total Taking or Casualty, redeem the Senior Notes at 100% of the principal amount thereof, in each case, together with accrued and unpaid interest through the Redemption Date, all as provided in the Indenture.

      Notwithstanding the foregoing, each Holder by accepting a Senior Note agrees that if the CCC does not waive the qualification requirement as to the Holder (whether the record owner or beneficial owner) of this Senior Note and requires that the Holder be qualified under the New Jersey Casino Control Act, then, in such event, the Holder must qualify under such Act. If the Holder does not so qualify, the Holder must dispose of its interest in this Senior Note, within 30 days (or within such earlier date as the CCC may require) after the Issuer's receipt of notice of such finding, or the Issuer may redeem this Senior Note at the lower of the Outstanding Amount and the Fair Market Value of this Senior Note, without premium, all as provided in the Indenture.

      In the case of any redemption of Senior Notes, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Senior Notes (or one or more Predecessor Senior Notes), of record at the close of business on the relevant Record Date referred to on the face hereof. Senior Notes (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

      In the event of redemption of this Senior Note in part only, a new Senior Note or Senior Notes for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

      If an Event of Default shall occur and be continuing, there may be declared due and payable in the manner and with the effect provided in the Indenture the principal of this Senior Note, plus all accrued and unpaid interest to and including the date this Senior Note is paid.

      If a Change of Control occurs at any time, each Holder shall have the right to require that the Issuer repurchase such Holder's Senior Notes in whole or in part in integral multiples of $1,000 at a purchase price in cash in an amount equal to 101% of the principal amount thereof plus accrued and unpaid interest (including any Defaulted Interest), if any, to the date of purchase.

      The Indenture permits, with certain exceptions as therein provided, amendments and modifications of the rights and obligations of the Issuer and the Partnership and the rights of the Holders under the Indenture and the TCHI Note Mortgage Documents at any time by the Issuer, the Partnership, and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Senior Notes at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Senior Notes at the time Outstanding, on behalf of the Holders of all the Senior Notes, to waive compliance by the Issuer or the Partnership with certain provisions of the Indenture and certain past Defaults under the Indenture and their consequences. Any such consent or waiver by or on behalf of the Holder of this Senior Note shall be conclusive and binding upon such Holder and upon all future Holders of this Senior Note and of any Senior Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Senior Note.

      No reference herein to the Indenture or to the TCHI Note Mortgage Documents and no provision of this Senior Note or of the Indenture or of the TCHI Note Mortgage Documents shall alter or impair the obligation of the Issuer, the Partnership or any other obligor under the Senior Notes (in the event the Partnership or any such obligor is obligated to make payments in respect of the Senior Notes), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Senior Note at the times, place, and rate, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Senior Note is registrable on the Senior Note Register of the Issuer, upon surrender of this Senior Note for registration of transfer at the office or agency of the Issuer maintained for such purpose in The City of New York or at such other office or agency of the Issuer as may be maintained for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Senior Note Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Senior Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

      The Senior Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, such Senior Notes are exchangeable for a like aggregate principal amount of Senior Notes of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any registration of transfer or exchange or redemption of Senior Notes, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to and at the time of due presentment of this Senior Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name this Senior Note is registered as the owner hereof for all purposes, whether or not this Senior Note is overdue, and neither the Issuer, the Trustee nor any agent shall be affected by notice to the contrary.

      Notwithstanding anything herein (including the Senior Guarantee) or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, the Partnership and the Issuer are liable hereunder only to the extent of the assets of the Partnership and the Issuer and no other person or entity, including, but not limited to, any partner, officer, committee or committee member of the Partnership or any partner therein or of any Affiliate of the Partnership, or any incorporator, officer, director or shareholder of the Issuer, or any Affiliate or controlling Person or entity of any of the foregoing, or any agent, employee or lender of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present, or as they may exist in the future, shall be liable in any respect (including without limitation the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of, or relating to this Senior Note, the Indenture, the TCHI Note Mortgage Documents or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument or statement.

      Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of the Issuer or the Partnership in accordance with the Indenture, subject to the terms and conditions of the Indenture, the successor Person to such transaction shall become the obligor or guarantor on this Senior Note and the TCHI Note Mortgage Documents and the Issuer or Partnership, as the case may be, shall be discharged from all obligations and covenants under this Senior Note, the TCHI Note Mortgage Documents and the Indenture.

      All terms used in this Senior Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

      Section 2.4 Form of Trustee's Certificate of Authentication

      The form of certificate of authentication shall be substantially as follows:

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION.

      This is one of the Senior Notes referred to in the within-mentioned Indenture.

                                    U.S. BANK NATIONAL ASSOCIATION,
                                    As Trustee


Dated:                              By
      ------------------               ------------------
                                       Authorized Signatory

      Section 2.5 Form of Senior Guarantee.

      The form of Senior Guarantee shall be set forth on the Senior Notes substantially as follows:

                               SENIOR GUARANTEE BY
                         TRUMP'S CASTLE ASSOCIATES, L.P.

      For value received, Trump's Castle Associates, L.P., a New Jersey limited partnership, hereby unconditionally guarantees to the Holder of this Senior Note the payment of principal of, premium, if any, and interest on this Senior Note in the amounts and at the time when due and interest on the overdue principal and interest, if any, of this Senior Note, if lawful, and the payment or performance of all other obligations of the Issuer under the Indenture or the Senior Notes, to the Holder of this Senior Note and the Trustee, all in accordance with and subject to the terms and limitations of this Senior Note and Article Fourteen of the Indenture. This Senior Guarantee is secured by a certain Indenture of Mortgage and Security Agreement, dated of even date with the Indenture referred to in this Senior Note, between Trump's Castle Associates, L.P. as mortgagor, and U.S. Bank National Association, Trustee, as mortgagee, to which reference is hereby made for a full statement of its terms and conditions. This Senior Guarantee is without recourse to the partners of the Partnership and will not become effective until the Trustee duly executes the certificate of authentication on this Senior Note.

Dated:                                    TRUMP'S CASTLE ASSOCIATES, L.P.
      --------------------------          By Trump's Castle Hotel & Casino,
                                          Inc., its General Partner


Attest:                                   By
       -------------------------            -------------------------
        Authorized Signature                Name:
                                            Title:
                                                      (SEAL)

                                    ARTICLE 3

                                THE SENIOR NOTES

      Section 3.1 Title and Terms.

      The aggregate principal amount of Senior Notes which may be authenticated and delivered under this Indenture is limited to $5,000,000, except for Senior Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Senior Notes pursuant to Section 3.3, 3.4, 3.5, 3.6, 9.6 or 10.13. The Senior Notes are being issued in two series, the Series A Notes and the Series B Notes.

      The Series A Notes are initially being issued pursuant to an exemption from registration under the Securities Act. After the initial issuance date of the Series A Notes, Series B Notes will be issued in exchange for an equal principal amount of outstanding Series A Notes (i) pursuant to the Registered Exchange Offer (as defined in the Registration Rights Agreement), (ii) if a registration statement covering the resale of Series B Notes has been declared effective, in which case the Series A Notes will be exchanged for Series B Notes immediately prior to the disposition of Series B Notes pursuant to the registration statement, (iii) at the request of the Holder of the Series A Notes, immediately prior to the disposition of such Senior Notes pursuant to Rule 144, if the Holder of the Series A Notes delivers to the Trustee an Opinion of Counsel stating that as a result of such disposition the Senior Notes being disposed of will no longer be Restricted Securities or (iv) if the Holder of the Series A Notes delivers to the Trustee an Opinion of Counsel stating that the Series A Notes are no longer Restricted Securities.

      Upon any such exchange the Series A Notes shall be cancelled in accordance with Section 3.9 and shall no longer be deemed Outstanding for any purpose. Subject to Section 3.6 hereof, in no event shall the aggregate principal amount of both of the Series A Notes and Series B Notes Outstanding exceed $5,000,000.

      The Series A Notes shall be known and designated as the " 10 1/4% Series A Senior Secured Notes due 2003" of the Issuer and the Series B Notes shall be known and designated as the " 10 1/4% Series B Senior Secured Notes due 2003" of the Issuer. The Senior Notes shall be known and designated as the " 10 1/4% Senior Secured Notes due 2003" of the Issuer. The Stated Maturity of the Senior Notes shall be April 30, 2003. The Senior Notes, shall bear interest on the principal amount thereof at the rate of 10 1/4% per annum (subject, in the case of the Series A Notes, to certain liquidation damages provided for in the Registration Rights Agreement), payable semiannually on April 30 and October 31 in each year, commencing October 31, 1998, until the principal thereof is paid or duly provided for. Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

      The principal of, premium, if any, and interest on Senior Notes shall be payable at the office or agency of the Issuer maintained for such purpose in The City of New York, or at such other office or agency of the Issuer as may be maintained for such purpose; provided, however, that at the option of the Issuer interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Senior Note Register.

      The Senior Notes shall be redeemable as provided in Article Eleven.

      At the election of the Issuer and the Partnership, the entire indebtedness on the Senior Notes or certain of the Issuer's or the Partnership's obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

      The Senior Notes shall be secured as provided in Article Twelve.

      If the Issuer or the Partnership is served with notice of the disqualification of any Holder under N.J.S.A. ss.5:12-105(d) by the CCC, such Holder will be prohibited under N.J.S.A. ss. 5:12-105(e) from (a) receiving interest on the Senior Notes held by such Holder, (b) exercising directly or through any trustee or nominee, any right conferred on such Senior Notes and (c) receiving any remuneration in any form from any company licensed by the CCC (including the Issuer, the Partnership and the Trustee) for services rendered or otherwise.

      Section 3.2 Denominations.

      The Senior Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and in integral multiples thereof.

      Section 3.3 Execution, Authentication, Delivery and Dating.

      The Senior Notes shall be executed on behalf of the Issuer by its Chairman of the Board of Directors, Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Senior Notes may be manual or facsimile.

      Senior Notes bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Senior Notes or did not hold such offices on the date of such Senior Notes.

      At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Senior Notes executed by the Issuer to the Trustee for authentication, together with an Issuer Order for the authentication and delivery of such Senior Notes; and the Trustee in accordance with such Issuer Order shall authenticate and deliver such Senior Notes as provided in this Indenture and not otherwise.

      Each Senior Note shall be dated the date of its authentication.

      No Senior Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Senior Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized officer, and such certificate upon any Senior Note shall be conclusive evidence, and the only evidence, that such Senior Note has been duly authenticated and delivered hereunder.

      In case the Issuer or the Partnership, pursuant to Article Eight, shall be consolidated, merged with or into any other Person or shall sell, convey, assign, transfer or lease substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, or surviving such merger, or into which the Issuer or the Partnership shall have been consolidated or merged, or the Person which shall have received a conveyance, transfer or lease as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Senior Notes authenticated or delivered prior to such consolidation, merger, conveyance, transfer or lease may, from time to time, at the request of the successor Person, be exchanged for other Senior Notes executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Senior Notes surrendered for such exchange and of like principal amount; and the Trustee, upon the request of the successor Person, shall authenticate and deliver Senior Notes as specified in such Request for the purpose of such exchange. If Senior Notes shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section in exchange or substitution for or upon registration of transfer of any Senior Notes, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Senior Notes at the time Outstanding for Senior Notes authenticated and delivered in such new name.

      The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Senior Notes on behalf of the Trustee. Unless limited by the terms of such appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so except upon original issuance. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Senior Note Registrar or Paying Agent to deal with the Issuer and its Affiliates.

      Section 3.4 Temporary Securities.

      Pending the preparation of definitive Senior Notes, the Issuer may execute, and upon order of the Issuer the Trustee shall authenticate and deliver, temporary Senior Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Senior Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Senior Notes may determine, as conclusively evidenced by their execution of such temporary Senior Notes.

      If temporary Senior Notes are issued, the Issuer will cause definitive Senior Notes to be prepared without unreasonable delay. After the preparation of definitive Senior Notes, the temporary Senior Notes shall be exchangeable for definitive Senior Notes upon surrender of the temporary Senior Notes at the office or agency of the Issuer designated for such purpose pursuant to Section 10.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Senior Notes the Issuer shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Senior Notes of authorized denominations. Until so exchanged the temporary Senior Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Senior Notes.

      Section 3.5 Registration, Registration of Transfer and Exchange.

      The Issuer shall cause to be kept at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office and in any other office or agency designated pursuant to Section 10.2 being herein sometimes referred to as the "Senior Note Register") in which, subject to such reasonable regulations as the Senior Note Registrar may prescribe, the Issuer shall provide for the registration of Senior Notes and of transfers of Senior Notes. The Trustee is hereby initially appointed "Senior Note Registrar" for the purpose of registering Senior Notes and transfers of Senior Notes as herein provided.

      Upon surrender for registration of transfer of any Senior Note in certificated form at the office or agency of the Issuer designated pursuant to
Section 10.2, the Issuer shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Senior Notes of any authorized denomination or denominations, of a like aggregate principal amount.

      At the option of the Holder, Senior Notes may be exchanged for other Senior Notes of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Senior Notes to be exchanged at such office or agency. Whenever any such Senior Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and deliver, the Senior Notes which the Holder making the exchange is entitled to receive.

      All Senior Notes issued upon any registration of transfer or exchange of Senior Notes shall be the valid obligations of the Issuer, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Senior Notes surrendered upon such registration of transfer or exchange.

      Every Senior Note presented or surrendered for registration of transfer, or for exchange or redemption shall (if so required by the Issuer or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Senior Note Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made to a Holder for any registration of transfer or exchange or redemption of Senior Notes, but the Issuer may require payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of Senior Notes, other than exchanges pursuant to Section 3.3, 3.4, 9.6, 10.13, or 11.10 not involving any transfer.

      The Issuer shall not be required (a) to issue, register the transfer of or exchange any Senior Note during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Senior Notes selected for redemption under Section 11.6 and ending at the close of business on the day of such mailing, or (b) to register the transfer of or exchange any Senior Note so selected for redemption in whole or in part, except the unredeemed portion of Senior Notes being redeemed in part.

      All Series A Notes issued hereunder shall bear the following legend:

      THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM AND IN ANY EVENT MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN ACCORDANCE WITH THE INDENTURE, COPIES OF WHICH ARE AVAILABLE FOR INSPECTION AT THE CORPORATE TRUST OFFICE OF THE TRUSTEE. THE EXEMPTION PROVIDED BY RULE 144A UNDER THE SECURITIES ACT MAY BE AVAILABLE TO PERMIT SALE OR TRANSFER OF THIS SECURITY TO QUALIFIED INSTITUTIONAL BUYERS (WITHIN THE MEANING OF RULE 144A) WITH REGISTRATION.

      EACH HOLDER OF THIS SECURITY REPRESENTS TO THE ISSUER THAT (A) SUCH HOLDER WILL NOT SELL OR OTHERWISE TRANSFER THIS SECURITY (WITHOUT CONSENT OF THIS ISSUER) PRIOR TO TWO YEARS FROM THE LATER OF APRIL 17, 1998 OR THE DATE ON WHICH THIS SECURITY WAS LAST HELD BY AN AFFILIATE OF THE ISSUER OTHER THAN (I) TO A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION COMPLYING WITH RULE 144A, (II) TO A NON-U.S. PERSON IN A TRANSACTION COMPLYING WITH REGULATION S UNDER THE SECURITIES ACT, (III) FOLLOWING ONE YEAR FROM SUCH TIME, IN A TRANSACTION COMPLYING WITH RULE 144 UNDER THE SECURITIES ACT OR (IV) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IT BEING UNDERSTOOD THAT AS A CONDITION TO THE REGISTRATION OF TRANSFER OF ANY SECURITIES, THE ISSUER OR THE TRUSTEE MAY IN CIRCUMSTANCES EITHER OF THEM BELIEVES APPROPRIATE, REQUIRE EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

      Each certificate evidencing a Series A Note (and all Senior Notes issued in exchange therefor or substitution thereof), until such time as the same is no longer a Series A Note, shall bear a legend in substantially the form set forth on the Forms of Face of Security set forth in Section 2.2 hereof. Prior to any transfer or exchange of a legended Series A Note for a Series B Note, the Issuer shall deliver an Officer's Certificate to the Trustee directing it to transfer or exchange such Security for another or unlegended Note.

      Section 3.6 Mutilated, Destroyed, Lost and Stolen Senior Notes.

      If (a) any mutilated Senior Note is surrendered to the Trustee, or (b) the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Senior Note, and there is delivered to the Issuer and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Issuer or the Trustee that such Senior Note has been acquired by a bona fide purchaser, the Issuer shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Senior Note or in lieu of any such destroyed, lost or stolen Senior Note, a replacement Senior Note of like tenor and principal amount, bearing a number not contemporaneously Outstanding.

      In case any such mutilated, destroyed, lost or stolen Senior Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a replacement Senior Note, pay such Senior Note.

      Upon the issuance of any replacement Senior Notes under this Section, the Issuer may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every replacement Senior Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Senior Note shall constitute an original additional contractual obligation of the Issuer, the Partnership and any other obligor under the Senior Notes, whether or not the destroyed, lost or stolen Senior Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Senior Notes duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Senior Notes.

      Section 3.7 Payment of Interest.

      Interest on any Senior Note which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Senior Note (or one or more Predecessor Senior Notes) is registered at the close of business on the Regular Record Date for such interest.

      Any interest on any Senior Note which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date and interest on such defaulted interest at the then applicable interest rate borne by the Senior Notes, to the extent lawful (such defaulted interest and interest thereon herein collectively called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Issuer, at its election in each case, as provided in Subsection (a) or (b) below:

      (a) The Issuer may elect to make payment of any Defaulted Interest to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Issuer shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Senior Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Issuer in writing of such Special Record Date. In the name and at the expense of the Issuer, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Senior Note Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Senior Notes (or their respective Predecessor Senior Notes) are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

      (b) The Issuer may make payment to the Persons in whose name the Senior Notes are registered at the close of business on the Special Record Date of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Senior Notes may be listed, and upon such notice as may be required by such exchange, unless, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Subsection, such manner of payment shall not be deemed practicable by the Trustee (acting reasonably). The Trustee shall give prompt written notice to the Issuer of any such determination.

      Subject to the foregoing provisions of this Section, each Senior Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Senior Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Senior Note.

      Section 3.8 Persons Deemed Owners.

      Prior to and at the time of due presentment for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the Person in whose name any Senior Note is registered as the owner of such Senior Note for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.7) interest on such Senior Note and for all other purposes whatsoever, whether or not such Senior Note is overdue, and neither the Issuer, the Trustee nor any agent of the Issuer or the Trustee shall be affected by notice to the contrary.

      Section 3.9 Cancellation.

      All Senior Notes surrendered for payment, purchase, redemption or registration of transfer or exchange shall be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by it. The Issuer and the Partnership may at any time deliver to the Trustee for cancellation any Senior Notes previously authenticated and delivered hereunder which the Issuer or the Partnership may have acquired in any manner whatsoever, and all Senior Notes so delivered shall be promptly cancelled by the Trustee. No Senior Notes shall be authenticated in lieu of or in exchange for any Senior Notes cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Senior Notes held by the Trustee shall be destroyed and certification of their destruction delivered to the Issuer unless by an Issuer Order the Issuer shall direct that the cancelled Senior Notes be returned to it. The Trustee shall provide the Issuer a list of all Senior Notes that have been cancelled from time to time as requested by the Issuer.

      Section 3.10 Computation of Interest.

      Interest on the Senior Notes shall be computed on the basis of a 360-day year of twelve 30-day months.

      Section 3.11 Non-recourse.

      Notwithstanding anything herein (including the Senior Guarantee) or in any other agreement, document, certificate, instrument, statement or omission referred to below to the contrary, the Issuer and the Partnership are liable hereunder and under the Senior Notes only to the extent of the assets of the Issuer and the Partnership and the interest of the Issuer in the Senior Notes and no other person or entity, including, but not limited to, any partner, officer, committee or committee member of the Partnership or any partner therein or of any Affiliate of the Partnership, or any incorporator, officer, director or shareholder of the Issuer, or any Affiliate or controlling Person or entity of any of the foregoing, or any agent, employee or lender of any of the foregoing, or any successor, personal representative, heir or assign of any of the foregoing, in each case past, present, or as they may exist in the future, shall be liable in any respect (including without limitation the breach of any representation, warranty, covenant, agreement, condition or indemnification or contribution undertaking contained herein or therein) under, in connection with, arising out of, or relating to this Indenture or any other agreement, document, certificate, instrument or statement (oral or written) related to, executed or to be executed, delivered or to be delivered, or made or to be made, or any omission made or to be made, in connection with any of the foregoing or any of the transactions contemplated in any such agreement, document, certificate, instrument or statement. Notwithstanding the foregoing, the Holders preserve any personal claims they may have for fraud, liabilities under the Securities Act, and other liabilities that cannot be waived under applicable federal and state laws in connection with the purchase of the Senior Notes; provided, however, that such conduct shall not constitute an Event of Default under this Indenture, the Senior Notes or the Senior Partnership Upstream Note Mortgage or any document executed in conjunction therewith or otherwise related thereto. Any agreement, document, certificate, statement or other instrument to be executed simultaneously with, in connection with, arising out of or relating to this Indenture, the Senior Notes or any other agreement, document, certificate, statement or instrument referred to above, or any agreement, document, certificate, statement or instrument contemplated hereby shall contain language mutatis mutandis to this paragraph and, if such language is omitted, shall be deemed to contain such language.

                                    ARTICLE 4

                       DEFEASANCE AND COVENANT DEFEASANCE

      Section 4.1 Option to Effect Defeasance or Covenant Defeasance.

      The Issuer or the Partnership may, at their option, by Board Resolution, at any time, with respect to the Senior Notes, elect to have either Section 4.2 or Section 4.3 be applied to all of the Outstanding Senior Notes (the "Defeased Senior Notes"), upon compliance with the conditions set forth below in this Article Four.

      Section 4.2 Defeasance and Discharge.

      Upon the Issuer's or the Partnership's exercise under Section 4.1 of the option applicable to this Section 4.2, each of the Issuer, the Partnership and any other obligor under the Senior Notes shall be deemed to have been discharged from its obligations with respect to the Defeased Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "defeasance"). For this purpose, such defeasance means that the Issuer and the Partnership shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Senior Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 4.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all their other obligations under such Senior Notes and this Indenture insofar as such Senior Notes are concerned (and the Trustee, at the expense of the Issuer, and, upon written request of the Issuer, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Senior Notes to receive solely from the trust fund described in Section 4.4 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (b) the Issuer's obligations with respect to such Defeased Senior Notes under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (c) the rights, powers, trusts, duties, indemnities and immunities of the Trustee hereunder and (d) this Article Four. Subject to compliance with this Article Four, the Issuer and the Partnership may exercise their option under this
Section 4.2 notwithstanding the prior exercise of their option under Section 4.3 with respect to the Senior Notes.

      Section 4.3 Covenant Defeasance.

      Upon the Issuer's or the Partnership's exercise under Section 4.1 of the option applicable to this Section 4.3, each of the Issuer, the Partnership and any other obligor under the Senior Notes shall be released from its obligations under any covenant or provision contained in Sections 8.1(a)(ii), (iii)(B), and
(v)(B), 8.1(b)(ii), (iv), (v) and (vii)(B), 10.5 through 10.17, 10.19 and 10.21, and Article Twelve shall not apply with respect to the Defeased Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "covenant defeasance"), and the Defeased Senior Notes shall thereafter be deemed to be not "Outstanding" for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Senior Notes, the Issuer, the Partnership and any such obligor may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section or Article, whether directly or indirectly, by reason of any reference elsewhere herein, in such Defeased Senior Notes or in the TCHI Note Mortgage Documents or other documents to any such Section or Article or by reason of any reference in any such Section or Article to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.1(c) but, except as specified above and in the following sentence, the remainder of this Indenture and such Defeased Senior Notes shall be unaffected thereby. Upon any covenant defeasance, the events set forth in Sections 5.1(d), (e), (i) and (k) shall not constitute Defaults or Events of Default hereunder and any cross-reference in the Senior Partnership Upstream Note Mortgage to a Default or Event of Default under this Indenture shall not be deemed to include such Defaults or Events of Default.

      Section 4.4 Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 4.2 or Section 4.3 to the Defeased Senior Notes:

      (1) The Issuer or the Partnership shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.8 who shall agree to comply with the provisions of this Article Four applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Senior Notes, (a) money in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (c) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, (i) the principal of, premium, if any, and interest on the Defeased Senior Notes on the Stated Maturity of such principal or installment of principal or interest and (ii) any mandatory payments applicable to the Outstanding Senior Notes on the day on which such payments are due and payable in accordance with the terms of this Indenture and of such Senior Notes; provided, that the Trustee (or other qualifying trustee) shall have been irrevocably instructed to apply such money or the proceeds of such U.S. Government Obligations to said payments with respect to the Senior Notes. For this purpose, "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

      (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as subsections 5.1(g) and (h) are concerned, at any time during the period ending on the 91st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

      (3) Such defeasance or covenant defeasance shall not cause the Trustee for the Senior Notes to have a conflicting interest in violation of Section 6.7 and for purposes of the Trust Indenture Act with respect to any securities of the Issuer or any other obligor under the Senior Notes.

      (4) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default or event of default under, this Indenture or any other material agreement or instrument to which the Issuer, the Partnership or any other obligor under the Senior Notes is a party or by which it is bound.

      (5) In the case of an election under Section 4.2, the Issuer shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Issuer or the Partnership, as the case may be, has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred.

      (6) In the case of an election under Section 4.3, the Issuer or the Partnership, as the case may be, shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Senior Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

      (7) The Issuer or the Partnership, as the case may be, shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Issuer or the Partnership, as the case may be, pursuant to its election under Section 4.2 or 4.3 was not made by the Issuer or the Partnership, as the case may be, with the intent of preferring the Holders over the other creditors of the Issuer or the Partnership with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Partnership, as the case may be, or others.

      (8) The Issuer or the Partnership, as the case may be, shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions requiring the passage of time) provided for relating to either the defeasance under Section
4.2 or the covenant defeasance under Section 4.3 (as the case may be) have been complied with as contemplated by this Section 4.4. Opinions required to be delivered under this Section may have qualifications customary for opinions of the type required.

      Section 4.5 Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee--collectively for purposes of this Section 4.5, the "Trustee") pursuant to Section 4.4 in respect of the Defeased Senior Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own

Paying Agent) as the Trustee may determine, to the Holders of such Defeased Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

      The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Defeased Senior Notes.

      Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon Issuer Request any money or U.S. Government Obligations held by it as provided in Section 4.4 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.

      Section 4.6 Reinstatement.

      If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer's and the Partnership's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 4.2 or 4.3, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with Section 4.2 or 4.3, as the case may be; provided, however, that if the Issuer makes any payment of principal, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                    ARTICLE 5

                                    REMEDIES

      Section 5.1 Events of Default.

      "Event of Default", wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article Twelve or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

      (a) default in the payment of any interest (including any Defaulted Interest) on any of the Senior Notes when the same becomes due and payable and the default continues for a period of 30 days;

      (b) default in the payment of the principal of (or premium, if any, on) any of the Senior Notes when the same becomes due and payable at its Stated Maturity, upon acceleration, optional redemption, required repurchase, scheduled principal payment or otherwise;

      (c)(i) default in the performance, or breach, of any covenant of the Issuer or the Partnership under the Senior Notes, the Senior Guarantee or this Indenture (other than a default in the performance, or breach, of a covenant that is specifically dealt with elsewhere in this Section 5.1) that continues for 30 days after written notice has been given, by registered or certified mail, (x) to the Issuer by the Trustee or (y) to the Issuer and the Trustee by Holders of at least 25% of the aggregate principal amount of Outstanding Senior Notes, specifying such default and requiring that it be remedied; (ii) default in the performance or breach of the provisions of Article Eight hereof; (iii) the Issuer or the Partnership shall have failed to make or consummate a Change of Control Offer in accordance with Section 10.13 hereof; or (iv) the Issuer or the Partnership shall have failed to make or consummate a required purchase of the PIK Notes or Mortgage Notes in accordance with Section 10.9;

      (d)(i) so long as there are only Registrable Series A Notes outstanding hereunder, default by the Partnership, the Issuer or any of the Subsidiaries in the payment, when due (whether at maturity, required prepayment, acceleration, demand or otherwise) of any Indebtedness in an aggregate principal amount in excess of $10,000,000 or any interest or premium thereon and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness or any such Indebtedness shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; and (ii) on and after the date on which any of the events referred to in clauses
(A), (B) or (C) of the definition of Registrable Series A Notes has occurred, the Partnership, the Issuer or any of the Subsidiaries shall fail to perform or observe any term, covenant or agreement on its part to be performed or observed under any agreement or instrument evidencing or securing or relating to any Indebtedness in an aggregate principal amount in excess of $10,000,000 when required to be performed or observed, if the effect of such failure is to accelerate, or to permit the holder or holders of such Indebtedness to accelerate, the maturity of such Indebtedness;

      (e) one or more judgments, orders or decrees for the payment of money in excess of $10,000,000, either individually or in the aggregate, shall be rendered against the Issuer, the Partnership or any of the Subsidiaries or any of their respective properties and shall not be discharged and either (i) an enforcement proceeding shall have been commenced by any creditor upon such judgment, order or decree or (ii) there shall be any period of 60 days, during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

      (f) an "Event of Default" under any Indebtedness secured by a Lien on any of the property or assets of the Issuer or any of the Subsidiaries having a book value in excess of $500,000, which Lien is senior to the Lien on such property or assets which secures the Senior Notes;

      (g) there shall have been the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Issuer, the Partnership or any of the Subsidiaries in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Issuer, the Partnership or any of the Subsidiaries bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Issuer, the Partnership or any of the Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, the Partnership or any of the Subsidiaries or of any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

      (h)(i) the Issuer, the Partnership or any of the Subsidiaries commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, or (ii) the Issuer, the Partnership or any of the Subsidiaries consents to the entry of a decree or order for relief in respect of the Issuer or such Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or (iii) the Issuer, the Partnership or any of the Subsidiaries files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the Issuer, the Partnership or any of the Subsidiaries consents to (1) the filing of such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Issuer, the Partnership or such Subsidiary or of any substantial part of its property, (2) the making by it of an assignment for the benefit of creditors or (3) the admission by it in writing of its inability to pay its debts generally as they become due, or (iv) the taking of corporate or partnership action by the Issuer, the Partnership or any of the Subsidiaries in furtherance of any such action in this paragraph (i);

      (i) the revocation, suspension or involuntary loss of any Permit which results in the cessation of a substantial portion of the operations of the Casino-Hotel for a period of more than 90 consecutive days;

      (j) the Senior Guarantee, the TCHI Note Guarantee Mortgage, or the Senior Partnership Upstream Note Mortgage shall for any reason cease to be in full force and effect or enforceable in accordance with its terms;

      (k) an "Event of Default" under the Senior Partnership Upstream Note Mortgage, Funding Note Indenture, Senior Note Mortgage Documents, the PIK Note Indenture or the Mortgage Note Indenture, shall have occurred and is continuing;

      (l) an entity, which at the time, directly or indirectly, holds general partnership interests in both of Trump Plaza Associates and Trump Taj Mahal Associates, which general partnership interests had previously been held by Donald J. Trump and his Affiliates, sells through an initial public distribution its equity securities without having first acquired all the direct and indirect partnership interests in the Partnership held by Donald J. Trump as of the date of this Indenture; and

      (m) the Issuer ceases to be the general partner of the Partnership.

      Section 5.2 Acceleration of Maturity; Rescission and Annulment.

      If an Event of Default (other than an Event of Default specified in Section 5.1(g) or (h)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes may, and the Trustee upon the request of the Holders of not less than 25% in aggregate principal amount of the Outstanding Senior Notes shall, declare the principal of all the Senior Notes to be due and payable immediately in an amount equal to the principal amount of the Senior Notes, together with accrued and unpaid interest to the date the Senior Notes become due and payable, by a notice in writing to the Issuer (and to the Trustee, if given by the Holders) unless on or prior to such amounts having become due and payable the Issuer shall have discharged or paid in full the Indebtedness, if any, that is the subject of such Event of Default and shall have given written notice of such cure to the Trustee (which notice in the case of an Event of Default specified in Section 5.1(d) shall be countersigned by the holders of the Indebtedness that is the subject of such Event of Default or by a trustee, fiduciary or agent for such Holders). If an Event of Default specified in
Section 5.1(g) or (h) occurs and is continuing, then the principal of all the Senior Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

      At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes, by written notice to the Issuer and the Trustee, may rescind and annul such declaration and its consequences if:

      (a) the Issuer has paid or deposited with the Trustee a sum sufficient to pay

      (i) all amounts due the Trustee under Section 6.6 and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

      (ii) all overdue interest on all such Senior Notes,

      (iii) the principal of and premium, if any, on any Senior Notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Senior Notes, and

      (iv) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by such Senior Notes; and

      (b) all Events of Default, other than the non-payment of principal of Senior Notes which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

      No such rescission shall affect any subsequent default or impair any right consequent thereon as provided in Section 5.13.

      Section 5.3 Collection of Indebtedness and Suits for Enforcement by
Trustee.

The Issuer and the Partnership covenants that if

      (a) default is made in the payment of any interest on any Senior Note when such interest becomes due and payable and such default continues for a period of 30 days, or

      (b) default is made in the payment of the principal of or premium, if any, on any Senior Note at the Stated Maturity thereof,

the Issuer and the Partnership will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Senior Notes, the whole amount then due and payable on such Senior Notes for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Senior Notes; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      If the Issuer or the Partnership, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Issuer, the Partnership or any other obligor upon the Senior Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer, the Partnership or any other obligor upon the Senior Notes, wherever situated.

      If an Event of Default occurs and is continuing, the Trustee may in its discretion (i) proceed to protect and enforce its rights and the rights of the Holders under this Indenture, the Senior Guarantee or the Senior Partnership Upstream Note Mortgage (subject to the terms thereof) by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including, without limitation, any rights or powers conferred on the Trustee pursuant to the Senior Partnership Upstream Note Mortgage and seeking recourse against the Partnership pursuant to the terms of the Senior Guarantee, or (ii) to proceed to protect and enforce the rights of the Trustee and the Holders of Senior Notes under the Senior Partnership Upstream Note Mortgage by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in the Senior Partnership Upstream Note Mortgage or in aid of the exercise of any power granted therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against the Partnership pursuant to the terms of the Senior Guarantee, appointment of a receiver for the Collateral and foreclosure, realization and sale of the Collateral pursuant to the terms of the Senior Partnership Upstream Note Mortgage. The Trustee shall be entitled to sue and recover judgment as aforesaid or to sue to enforce any Lien under the Senior Partnership Upstream Note Mortgage, in either case, either before, after or during the pendency of any other proceeding for the enforcement of any Lien under the Senior Partnership Upstream Note Mortgage, and the right of the Trustee to recover such judgment shall not be affected by any sale under the Senior Partnership Upstream Note Mortgage or by the exercise of any right, power or remedy for the enforcement of the provisions of the Senior Partnership Upstream Note Mortgage, or the foreclosure or enforcement of any Lien of the Senior Partnership Upstream Note Mortgage. No recovery of any such judgment upon any property of the Issuer or the Partnership shall affect or impair the Lien on the Collateral or any rights, powers or remedies of the Trustee or the Holders.

      Section 5.4 Trustee May File Proofs of Claim.

      In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Issuer, the Partnership or any other obligor upon the Senior Notes or the property of the Issuer, the Partnership or such other obligor, the Trustee (irrespective of whether the principal of the Senior Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

      (a) to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Senior Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding; and

      (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.6.

      Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

      Section 5.5 Trustee May Enforce Claims Without Possession of the Senior Notes.

      All rights of action and claims under this Indenture or the Senior Notes may be prosecuted and enforced by the Trustee without the possession of any of the Senior Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Senior Notes in respect of which such judgment has been recovered.

      Section 5.6 Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Senior Notes and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

      FIRST: To the payment of all amounts due the Trustee under Section 6.6;

      SECOND: To the payment of the amounts then due and unpaid upon the Senior Notes for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Senior Notes for principal, premium, if any, and interest;

      THIRD: The balance, if any, to the Person or Persons entitled thereto, including the Issuer.

      Section 5.7 Limitation on Suits.

      No Holder of any Senior Notes shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

      (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

      (b) the Holders of not less than 25% in principal amount of the Outstanding Senior Notes shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

      (c) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

      (d) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

      (e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Notes;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or the Senior Partnership Upstream Note Mortgage or the Senior Guarantee to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner provided in this Indenture, the Senior Guarantee or the Senior Partnership Upstream Note Mortgage and for the equal and ratable benefit of all of the Holders.

      Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

      Notwithstanding any other provision in this Indenture, the Holder of any Senior Note shall have the right on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Sections 3.1 and 3.7) interest on such Senior Note on the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

      Section 5.9 Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture, the Senior Guarantee or the Senior Partnership Upstream Note Mortgage and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Partnership, any other obligor under the Senior Notes, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

      Section 5.10 Rights and Remedies Cumulative.

      Except as provided in Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      Section 5.11 Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Senior Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

      Section 5.12 Control by Holders.

      The Holders of a majority in principal amount of the outstanding Senior Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee hereunder or under the Senior Partnership Upstream Note Mortgage, provided that

      (a) such direction shall not be in conflict with any rule of law or with this Indenture, the Senior Guarantee Mortgage or the Senior Partnership Upstream Note Mortgage or expose the Trustee to personal liability; and

      (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

      Section 5.13 Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Senior Notes may on behalf of the Holders of all the Senior Notes waive any past Default hereunder and its consequences, except a Default:

      (a) in the payment of the principal of, premium, if any, or interest on any Senior Note, or

      (b) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Senior Note affected.

      Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

      Section 5.14 Undertaking for Costs.

      All parties to this Indenture agree, and each Holder of any Senior Note by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture or the TCHI Note Mortgage Documents, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Senior Notes, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on any Senior Note on or after the respective Stated Maturities expressed in such Senior Note (or, in the case of redemption, on or after the Redemption Date).

      Section 5.15 Waiver of Stay, Extension or Usury Laws.

      Each of the Issuer, the Partnership and any other obligor under the Senior Notes covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Issuer, the Partnership or any such obligor from paying all or any portion of the principal of, premium, if any, or interest on the Senior Notes contemplated herein or in the Senior Notes or which may affect the covenants or the performance of this Indenture; and each of the Issuer, the Partnership and any such obligor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

      Section 5.16 Unconditional Right of Holders to Institute Certain Suits.

      Notwithstanding any other provision in this Indenture and any other provision of any Senior Note, the right of any Holder of any Senior Note to receive payment of the principal of, premium, if any, and interest on such Senior Note on or after the respective due dates expressed in such Senior Note, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      Section 5.17 Management of Casino-Hotel.

      Notwithstanding any provision of this Article Five to the contrary,

      (a) following an Event of Default under the Senior Partnership Upstream Note Mortgage and the exercise by the Trustee of any of its rights under Section
3.9 thereof or other taking of possession of the Collateral by the Trustee, the Trustee shall be authorized, in addition to the rights and powers of the Trustee set forth elsewhere in this Indenture and the Senior Partnership Upstream Note Mortgage, to retain one or more experienced operators of hotels and/or casinos to manage the Casino-Hotel on behalf of the Holders, provided that any such operator shall have all necessary legal qualifications, including all Permits, to manage the Casino-Hotel; and

      (b) no Holder shall have any right to take possession of, operate or manage all or any portion of, the Casino-Hotel, individually or as a member of a group, unless such Holder shall have all necessary legal qualifications, including all Permits, to do so and shall otherwise be qualified to be retained to manage the Casino-Hotel under Subsection (a) of this Section 5.17.

                                    ARTICLE 6

                                   THE TRUSTEE

      Section 6.1 Duties of Trustee and Notice of Defaults.

      (a) Except during the continuance of an Event of Default,

      (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, the Senior Partnership Upstream Note Mortgage and the TCHI Note Guarantee Mortgage, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements to this Indenture or the Senior Partnership Upstream Note Mortgage or the TCHI Note Guarantee Mortgage; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, the Senior Partnership Upstream Note Mortgage and the TCHI Note Guarantee Mortgage.

      (b) In case of an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

      (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

      (1) this Subsection (c) shall not be construed to limit the effect of Subsection (a) of this Section 6.1;

      (2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

      (3) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Senior Notes relating to the time, method and place of conducting any proceeding for any remedy available to Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

      (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      (d) Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

      (e) Within 30 days after the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, notice of such Default hereunder known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Senior Note, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any Default of the character specified in Section 5.1(c) no such notice to Holders shall be given until at least 15 days after the occurrence thereof. The Trustee shall not be deemed to have knowledge of any Default (other than a Default under Section 5.1(a) or (b) hereunder) unless and until the Trustee shall have received notice of such Default or obtained actual knowledge thereof.

      Section 6.2 Certain Rights of Trustee.

      Subject to the provisions of Section 315 of the Trust Indenture Act:

      (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

      (b) any request or direction of the Issuer mentioned herein shall be sufficiently evidenced by an Issuer Request or Issuer Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

      (c) the Trustee may consult with counsel and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

      (d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

      (e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence of the Trustee;

      (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate principal amount of the Senior Notes then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Partnership or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Partnership upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Partnership, personally or by agent or attorney;

      (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

      (h) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers;

      (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

      (j) in addition to and not in limitation of its other powers hereunder, the Trustee shall have such power and authority as may be necessary to enter into and accept delivery of any document as may be necessary to effect on behalf of the Holders of the Senior Notes (1) the pari passu nature of the indebtedness and Liens in respect of the Senior Notes to (A) any other portion of the Working Capital Facility and the Liens securing the same and (B) the Funding Notes and the Liens securing the same, and (2) the priority of the indebtedness and Liens in respect of the Senior Notes to (A) the indebtedness and Liens in respect of the Mortgage Notes and (B) the indebtedness and Liens in respect of the PIK Notes, and upon written request of the Issuer or the Partnership, the Trustee shall enter into such agreements on behalf of the Holders.

      Section 6.3 Trustee Not Responsible for Recitals, Dispositions of Senior Notes or Application of Proceeds Thereof; etc.

      The recitals contained herein and in the Senior Notes, except the Trustee's certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Senior Notes, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Senior Notes and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility and Qualification on Form T-1 to be supplied to the Issuer will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Issuer of Senior Notes or the proceeds thereof. The Trustee shall not be deemed to have knowledge of any Event of Default (other than an Event of Default under Section 5.1(a) or (b) hereunder) unless and until the Trustee shall have received notice of such Event of Default or obtained actual knowledge thereof. The Trustee's receipt of reports and documents pursuant to Section 7.4 and
Section 10.18 hereof shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including compliance with the covenants set forth in Article 10 hereof. Except as expressly provided in this Indenture and except with respect to
Section 10.1 hereof, the Trustee shall not have an affirmative duty to inquire as to the compliance with the covenants set forth in Article 10 hereof.

      Section 6.4 Trustee and Agents May Hold Senior Notes; Collections; Etc.

      The Trustee, any Paying Agent, Senior Note Registrar or any other agent of the Issuer, in its individual or any other capacity, may become the owner or pledgee of Senior Notes, with the same rights it would have if it were not the Trustee, Paying Agent, Senior Note Registrar or such other agent and, subject to Sections 310 and 311 of the Trust Indenture Act, may otherwise deal with the Issuer and receive, collect, hold and retain collections from the Issuer with the same rights it would have if it were not the Trustee, Paying Agent, Senior Note Registrar or such other agent.

      Section 6.5 Money Held in Trust.

      All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Issuer or the Trustee shall be under any liability for interest on any moneys received by it hereunder.

      Section 6.6 Compensation and Indemnification of Trustee and Its Prior
Claim.

      The Issuer and the Partnership covenant and agree to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Partnership covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the reasonable compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ), except any such expense, disbursement or advance as may arise from such Trustee's negligence or bad faith. The Issuer and the Partnership also covenant to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee's compensation hereunder) or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder including enforcement of this Section 6.6 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim of liability in the premises. The obligations of the Issuer and the Partnership under this Section to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture.

      To secure the Issuer's and the Partnership's payment obligations in this
Section 6.6, the Trustee shall have a Lien prior to the Senior Notes on all money and property held or collected by the Trustee or any receiver Trustee, assignee, liquidator, sequestrator, custodian or similar officer in Trustee's stead except such money or property held in trust to pay principal of (or premium, if any) and interest on particular Senior Notes. Such Lien shall survive satisfaction and discharge of this Indenture, and will be an additional obligation of the Partnership hereunder.

      Section 6.7 Conflicting Interests.

      (a) If the Trustee has or acquires any conflicting interest, as defined in
Section 310(b) of the Trust Indenture Act, it shall, within ninety days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign in the manner and with the effect set forth in
Section 6.9(b).

      (b) In the event that the Trustee shall fail to comply with the provisions of the preceding subsection (a) of this Section, the Trustee shall, within ten days after the expiration of such ninety day period, transmit notice of such failure to the Holders, in the manner and to the extent provided in Section 7.3 with respect to reports.

      Section 6.8 Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall be a corporation organized and doing business under the laws of the United States of America or of any state or territory or District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, subject to supervision or examination by federal, state, territorial or District of Columbia supervising or examining authority, and having a Corporate Trust Office in The City of New York to the extent there is such an institution eligible and willing to serve. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of such supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

      Section 6.9 Resignation and Removal; Appointment of Successor Trustee.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.10.

      (b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Issuer, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint a successor trustee.

      (c) The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the then Outstanding Senior Notes, delivered to the Trustee and to the Issuer.

      (d) If at any time:

      (1) the Trustee shall fail to comply with the provisions of Section 6.7 after written request therefor by the Issuer or by any Holder who has been a bona fide Holder of a Senior Note for at least six months, or

      (2) the Trustee shall cease to be eligible under Section 6.8 hereof and shall fail to resign after written request therefor by the Issuer or by any such Holder, or

      (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or

      (4) the CCC determines that the Trustee is required to be licensed or found qualified or suitable and the Trustee does not become so licensed or found qualified or suitable within such period as may be prescribed by the CCC, then, in any such case, (i) the Issuer by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14 hereof, the Holder of any Senior Note who has been a bona fide Holder of a Senior Note for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Issuer, by a Board Resolution, shall promptly, upon approval of the CCC, appoint a successor Trustee which Trustee shall be licensed or found qualified or suitable under the New Jersey Casino Control Act. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Senior Notes delivered to the Issuer, upon approval by the CCC and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Issuer. If no successor Trustee shall have been so appointed by the Issuer or the Holders of the Senior Notes and accepted appointment in the manner hereinafter provided, the Holder of any Senior Note who has been a bona fide Holder for at least six months may, subject to Section 5.14 hereof, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

      (f) The Issuer shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Senior Notes as their names and addresses appear in the Senior Note Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

      Section 6.10 Acceptance of Appointment by Successor.

      Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Issuer or the successor Trustee, upon payment of its charges then unpaid, such retiring Trustee shall pay over to the successor Trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor Trustee all such rights, powers, duties and obligations.

      Upon request of any such successor Trustee, the Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights and powers. Any Trustee ceasing to act shall, nevertheless, retain a prior claim upon all property or funds held or collected by such Trustee to secure any amounts then due it pursuant to the provisions of Section 6.6.

      No successor Trustee with respect to the Senior Notes shall accept appointment as provided in this Section 6.10 unless at the time of such acceptance such successor Trustee shall be eligible to act as Trustee under the provisions of Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office in The City of New York.

      Upon acceptance of appointment by any successor Trustee as provided in this Section 6.10, the Issuer shall give notice thereof to the Holders of the Senior Notes, by mailing such notice to such Holders at their addresses as they shall appear on the Senior Note Register. If the acceptance of appointment is substantially contemporaneous with the resignation, then the notice called for by the preceding sentence may be combined with the notice called for by Section
6.9. If the Issuer fails to give such notice within 10 days after acceptance of appointment by the successor Trustee, the successor Trustee shall cause such notice to be given at the expense of the Issuer.

      Section 6.11 Merger, Consolidation or Succession to Business.

      Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be eligible under Section 310(a) of the Trust Indenture Act and shall have a combined capital and surplus of at least $100,000,000 and have a Corporate Trust Office in the City of New York, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

      In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Senior Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Senior Notes so authenticated; and, in case at that time any of the Senior Notes shall not have been authenticated, any successor to the Trustee may authenticate such Senior Notes either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Senior Notes or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Senior Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

                                    ARTICLE 7

                HOLDERS' LISTS AND REPORTS BY TRUSTEE AND ISSUER

      Section 7.1 Issuer to Furnish Trustee Names and Addresses of Holders.

      The Issuer will furnish or cause to be furnished to the Trustee:

      (a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

      (b) at such other times as the Trustee may request in writing, within 30 days after receipt by the Issuer of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Senior Note Registrar, no such list need be furnished pursuant to clause (a) or (b) of this
Section 7.1.

      Section 7.2 Disclosure of Names and Addresses of Holders.

      Every Holder of Senior Notes, by receiving and holding the same, agrees with the Issuer and the Trustee that neither the Issuer nor the Trustee shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with the New Jersey Casino Control Act or Section 312 of the Trust Indenture Act, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under
Section 312 of the Trust Indenture Act.

      Section 7.3 Reports by Trustee.

      (a) Within 60 days after May 15 of each year commencing with May 15, 1998, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, as provided in Section 313(c) of the Trust Indenture Act, a brief report dated as of such May 15 in accordance with and to the extent required by Section 313(a) of the Trust Indenture Act.

      (b) The Trustee will provide the CCC and the Director of the NJDGE with:

      (1) copies of all notices, reports and other written communications which the Trustee gives to Holders;

      (2) a list of Holders promptly after the original issuance of the Senior Notes and a list of Holders eight months and two months prior to the expiration date of each then-current gaming Permit held by the Partnership;

      (3) notice of any Event of Default under this Indenture or of any event, occurrence or condition which, with the giving of notice or lapse of time or both would constitute an Event of Default, any acceleration of the Indebtedness evidenced or secured hereby, the institution of any legal actions or proceedings before any court or governmental authority in respect of this Indenture or the Senior Partnership Upstream Note Mortgage, the entering into or taking possession of any property constituting the Collateral and any rescission, annulment or waiver in respect of an Event of Default;

      (4) notice of the removal or resignation of the Trustee within five Business Days thereof;

      (5) notice of any transfer or assignment of rights under this Indenture (but not in respect of the Senior Notes) or the Senior Partnership Upstream Note Mortgage within five Business Days thereof; and

      (6) a copy of any amendment to the Senior Notes, this Indenture (including the Senior Guarantee) or the Senior Partnership Upstream Note Mortgage within five Business Days of the effectiveness thereof.

The notice specified in clause (3) above shall be in writing and, except as set forth below, shall be given within five Business Days after the Trustee has transmitted the notice required by Section 6.1. In the case of any notice in respect of any Event of Default, such notice shall be accompanied by a copy of any notice from the Holders, or a representative thereof or the Trustee, to the defaulting Person and, if accompanied by any such notice to the defaulting Person, shall be given simultaneously with the giving of any such notice to the defaulting

Person. In the case of any legal actions or proceedings, such notice shall be accompanied by a copy of the complaint or other initial pleading or document.

      The Trustee shall in accordance with the limitations set forth herein cooperate with the CCC and the Director of NJDGE in order to provide the CCC and said Director with information and documentation relevant to compliance with clause (3) above and as otherwise required by the New Jersey Casino Control Act.

      The Partnership will advise the Trustee of the expiration date of the then-current gaming Permit held by the Partnership at least 90 days prior to the expiration thereof and the Trustee until so advised may assume that such Permit has not expired.

      Section 7.4 Reports by the Issuer and the Partnership.

      The Issuer and the Partnership shall:

      (a) file with the Trustee, in accordance with Section 10.18 hereof within 15 days after the Issuer or the Partnership, as the case may be, is required to file the same with the SEC, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Issuer or the Partnership, as the case may be, may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer or the Partnership, as the case may be, is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

      (b) file with the Trustee and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Issuer or the Partnership, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

      (c) transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the Trust Indenture Act, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to Subsections (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the SEC.

                                    ARTICLE 8

                             CONSOLIDATION, MERGER,
                          CONVEYANCE, TRANSFER OR LEASE

      Section 8.1 The Issuer or the Partnership May Consolidate, Merge, etc., Only on Certain Terms.

      (a) The Partnership shall not consolidate with, merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety or substantially as an entirety in one transaction or series of related transactions) to any other Person or group of affiliated Persons or permit any of the Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a transfer of all or substantially all of the assets of the Partnership and the Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons, unless:

      (i) either (a) the Partnership shall be the continuing Person, or (b) the Person (if other than the Partnership) formed by such consolidation or into which the Partnership is merged or the Person which acquires by conveyance, transfer, lease or disposition the properties and assets of the Partnership (the "Surviving Entity") shall be a corporation or partnership duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume, by an indenture supplemental to this Indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the Senior Guarantee and the performance and observance of every covenant of this Indenture and the Senior Partnership Upstream Note Mortgage on the part of the Partnership to be performed or observed and this Indenture and the Senior Partnership Upstream Note Mortgage shall remain in full force and effect;

      (ii) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Partnership or a Subsidiary which becomes the obligation of the Partnership or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Consolidated Net Worth of the Partnership (or the Surviving Entity if the Partnership is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Partnership immediately prior to such transaction or series of transactions;

      (iii) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Partnership or a Subsidiary which becomes the obligation of the Partnership or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), (A) no Default or Event of Default, shall have occurred and be continuing and (B) the Partnership (or the Surviving Entity if the Partnership is not the continuing obligor under this Indenture) after giving effect to such transaction, could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness), under the provisions of Section 10.7;

      (iv) immediately after such transaction, the Partnership or the Surviving Entity holds all Permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including from the CCC) to operate its business; and

      (v) in connection with any consolidation, merger, transfer or lease contemplated hereby, the Partnership shall deliver, or cause to be delivered, to the Trustee, in the form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, transfer or lease and the supplemental indenture in respect thereto comply with the provisions described herein and that (A) all conditions precedent herein provided for relating to such transaction have been complied with and (B) the transaction shall not impair the Lien of the Senior Partnership Upstream Note Mortgage, this Indenture and the Senior Notes and the rights and powers of the Trustee and Holders thereunder.

      (b) The Issuer shall not consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets (as an entirety in one transaction or series of related transactions) to any other Person or group of affiliated Persons unless:

      (i) either (1) the Issuer shall be the continuing corporation or (2) the Person (if other than the Issuer) formed by such consolidation, or into which the Issuer is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition the properties and assets of the Issuer (the "Surviving Entity") shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, in either case, expressly assume by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Issuer under the Senior Notes, this Indenture and the Senior Partnership Upstream Note Mortgage;

      (ii) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred and be continuing;

      (iii) the Partnership shall have by supplemental indenture confirmed that its obligations under the Senior Guarantee and the Senior Partnership Upstream Note Mortgage shall apply to such Person's obligations under this Indenture and the Senior Notes;

      (iv) immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Partnership or a Subsidiary which becomes the obligation of the Partnership or any Subsidiary in connection with or as a result of such transaction as having been incurred at the time or such transaction), the Consolidated Net Worth of the Issuer (or the Surviving Entity if the Issuer is not the continuing obligor under this Indenture) is at least equal to the Consolidated Net Worth of the Issuer immediately prior to such transaction or series of transactions;

      (v) immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Partnership or a Subsidiary which becomes the obligation of the Partnership or any of its Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of such transaction), the Partnership or its successor, after giving effect to such transaction, could incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness), under the provisions of Section 10.7;

      (vi) immediately after such transaction, the Issuer or the Surviving Entity holds all Permits required for the operation of the business of the Issuer and immediately after such transaction, the Partnership or its successor holds all permits required for operation of the business of, and such entity is controlled by a Person or entity (or has retained a Person or entity which is) experienced in, operating casino hotels or otherwise holds all Permits (including from the CCC) to operate its business; and

      (vii) the Issuer shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or disposition and such supplemental indenture comply with this Indenture, and that (A) all conditions precedent herein relating to such transaction have been complied with and (B) the transaction shall not impair the lien and security of the Senior Partnership Upstream Note Mortgage, this Indenture and the Senior Notes and the rights and powers of the Trustee and Holders thereunder.

      Section 8.2 Successor Substituted.

      Upon any consolidation or merger, or any sale, assignment, conveyance, transfer or disposition of all or substantially all of the properties and assets of the Issuer or the Partnership in accordance with Section 8.1 (other than a lease), the successor Person formed by such consolidation or into which the Issuer or the Partnership, as the case may be, is merged or the successor Person to which such sale, assignment, conveyance, transfer or disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer or the Partnership, as the case may be, under this Indenture and/or the Senior Guarantee, as the case may be, and the Senior Partnership Upstream Note Mortgage with the same effect as if such successor had been named as the Issuer or the Partnership, as the case may be, herein and/or the Senior Guarantee, as the case may be; and thereafter, except in the case of a lease, the Issuer or the Partnership, as the case may be, shall be discharged from all obligations and covenants under this Indenture, the Senior Notes and the TCHI Note Mortgage Documents, as the case may be.

                                    ARTICLE 9

                             SUPPLEMENTAL INDENTURES

      Section 9.1 Supplemental Indentures and Agreements without Consent of Holders.

      Without the consent of any Holders, the Issuer and the Partnership when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to any Collateral, the Senior Guarantee, the TCHI Note Guarantee Mortgage, or the Senior Partnership Upstream Note Mortgage, in form and substance satisfactory to the Trustee, for any of the following purposes:

      (a) to evidence the succession of another Person to the Issuer or the Partnership and the assumption by any such successor of the covenants of the Issuer or the Partnership herein and in the Senior Notes, in the Senior Guarantee, the TCHI Note Guarantee Mortgage, and in the Senior Partnership Upstream Note Mortgage;

      (b) to add to the covenants of the Issuer or the Partnership for the benefit of the Holders, or to surrender any right or power herein conferred upon the Issuer or the Partnership, as applicable, herein or in the Senior Partnership Upstream Note Mortgage or the Senior Guarantee;

      (c) to cure any ambiguity, to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein, the TCHI Note Mortgage Documents or the Senior Guarantee, or to clarify any other provisions with respect to matters or questions arising under this Indenture, the TCHI Note Mortgage Documents or the Senior Guarantee; provided that, in each case, such provisions shall not adversely affect the interests of the Holders;

      (d) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 9.5 or otherwise;

      (e) to add a guarantor of the Indenture Obligations;

      (f) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

      (g) to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Indenture Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or the Senior Partnership Upstream Note Mortgage or otherwise; or

      (h) to enter into the agreements described in Section 6.2(j) hereof.

      The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of the CCC and the NJDGE.

      Section 9.2 Supplemental Indentures and Agreements with Consent of
Holders.

      With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Senior Notes, by Act of said Holders delivered to the Issuer, the Partnership and the Trustee, the Issuer and the Partnership when authorized by Board Resolutions, and the Trustee may enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to the Collateral, the Senior Partnership Upstream Note Mortgage or the Senior Guarantee in form and substance satisfactory to the Trustee for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture, the Senior Notes, the Senior Guarantee, the TCHI Note Guarantee Mortgage, or the Senior Partnership Upstream Note Mortgage; provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Senior Note affected thereby:

      (a) change the Stated Maturity of the principal of, or any installment of interest on, any Senior Note or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Senior Note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

      (b) modify the obligation of the Issuer and the Partnership to make and consummate the Change of Control Offer under Section 10.13 (or modify any of the provisions or definitions with respect thereto in a manner which adversely affects the rights of Holders);

      (c) reduce the percentage in principal amount of the Outstanding Senior Notes, the consent of whose Holders is required for any such supplemental indenture or amendment to the TCHI Note Mortgage Documents, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain Defaults hereunder and their consequences) provided for in this Indenture, or with respect to the Senior Guarantee or the TCHI Note Mortgage Documents;

      (d) modify any of the provisions of this Section or Section 5.13 and 10.20, except to increase any such percentage or to provide that certain other provisions of this Indenture or the TCHI Note Mortgage Documents cannot be modified or waived without the consent of the Holder of each Senior Note affected thereby; or

      (e) except as otherwise permitted by Article Eight, consent to the assignment or transfer by the Issuer or the Partnership of any of its rights and obligations under this Indenture; or to the release of any Collateral from the Liens created by the TCHI Note Mortgage Documents except in accordance with this Indenture and the TCHI Note Mortgage Documents.

      Upon the written request of the Issuer and the Partnership accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Issuer, the Partnership and any other obligor under the Senior Notes in the execution of such supplemental indenture.

      It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

      The terms of any document entered into pursuant to this Section shall be subject to prior approval, if required, of the CCC and the NJDGE.

      Section 9.3 Execution of Supplemental Indentures and Agreements.

      In executing, or accepting the additional trusts created by, any supplemental indenture, agreement or instrument permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee's own rights, duties or immunities under this Indenture, the Senior Guarantee, the TCHI Note Mortgage Documents or otherwise.

      Section 9.4 Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Senior Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

      Section 9.5 Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

      Section 9.6 Reference in Senior Notes to Supplemental Indentures.

      Senior Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Issuer shall so determine, new Senior Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Issuer, the Partnership and any other obligor upon the Senior Notes and authenticated and delivered by the Trustee in exchange for Outstanding Senior Notes.

      Section 9.7 Record Date.

      The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any supplemental indenture, agreement or instrument or any waiver, and shall promptly notify the Trustee of any such record date. If a record date is fixed those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such supplemental indenture, agreement or instrument or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. The record date shall be a date no more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such solicitation is completed. No such consent shall be valid or effective for more than 90 days after such record date.

                                   ARTICLE 10

                                    COVENANTS

      Section 10.1 Payment of Principal, Premium and Interest.

      The Issuer will duly and punctually pay the principal of, premium, if any, and interest on the Senior Notes in accordance with the terms of the Senior Notes and this Indenture.

      Section 10.2 Maintenance of Office or Agency.

      The Issuer will maintain in The City of New York, an office or agency where Senior Notes may be presented or surrendered for payment, where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Issuer in respect of the Senior Notes and this Indenture may be served. The office of the Trustee at its Corporate Trust Office shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer will give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

      The Issuer may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Senior Notes may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in The City of New York for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

      Section 10.3 Money for Senior Note Payments to be Held in Trust.

      If the Issuer shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Senior Notes, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

      If the Issuer is not acting as Paying Agent, the Issuer will, on or before each due date of the principal of, premium, if any, or interest on, any Senior Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.

      If the Issuer is not acting as Paying Agent, the Issuer will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

      (a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Senior Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

      (b) give the Trustee notice of any Default by the Issuer or the Partnership (or any other obligor upon the Senior Notes) in the making of any deposit of principal, premium, if any, or interest;

      (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

      (d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and disabilities of such Paying Agent.

      The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, as the case may be, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

      Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall (if held by the Trustee or any Paying Agent) be paid to the Issuer on Issuer Request, and shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

      Section 10.4 Issuer's and Partnership's Existence.

      Subject to Article Eight, the Issuer and the Partnership will do or cause to be done all things necessary to preserve and keep in full force and effect the respective corporate or partnership existence, rights (charter and statutory) and franchises of the Issuer and the Partnership; provided, however, that the Issuer and the Partnership shall not be required to preserve any such right or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and the Partnership and that the loss thereof is not disadvantageous in any material respect to the Holders.

      Section 10.5 Payment of Taxes and Other Claims.

      The Issuer and the Partnership each will, and will cause the Subsidiaries to, pay or discharge or cause to be paid or discharged, before any fine, penalty, interest or cost may be added for nonpayment, (a) all taxes, assessments and governmental charges levied or imposed upon the Issuer, the Partnership or any Subsidiary or upon the income, profits or property of the Issuer, the Partnership or any Subsidiary and (b) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Issuer, the Partnership or any Subsidiary and shall otherwise comply with the Senior Partnership Upstream Note Mortgage; provided, however, that neither the Issuer, the Partnership nor any Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Issuer or the Partnership) are being maintained in accordance with Generally Accepted Accounting Principles consistently applied.

      Section 10.6 Maintenance of Properties.

      The Issuer and the Partnership will, and will cause the Subsidiaries to, cause all properties owned by the Issuer, the Partnership or any Subsidiary or used or held for use in the conduct of the Issuer's or the Partnership's business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order (excepting reasonable wear and tear) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer or the Partnership may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or the Partnership from discontinuing or allowing the discontinuance of the maintenance of any of such properties if such discontinuance is, in the judgment of the Issuer or the Partnership, desirable in the conduct of their respective businesses or the business of any Subsidiary and not disadvantageous in any material respect to the Holders. Nothing in this Section 10.6 shall diminish the obligations of the Issuer or the Partnership with respect to the Collateral as set forth in the Senior Partnership Upstream Note Mortgage.

      Section 10.7 Limitation on Partnership Indebtedness.

      The Partnership will not, and will not permit any of the Subsidiaries to, create, incur, assume, or directly or indirectly guarantee or in any other manner become directly or indirectly liable for the payment of, any Indebtedness (including any Acquired Indebtedness, but excluding Permitted Indebtedness) unless, in the case of Indebtedness of the Partnership and Acquired Indebtedness, (a) the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to: (i) the incurrence of such Indebtedness and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness were incurred and the application of such proceeds occurred at the beginning of such four-quarter period; (ii) the incurrence, repayment or retirement of any other Indebtedness by the Partnership or the Subsidiaries since the first day of such four-quarter period as if such Indebtedness were incurred, repaid or retired at the beginning of such four-quarter period (except that, in making such computation, the amount of Indebtedness under any revolving credit facility shall be computed based upon the average daily balance of such Indebtedness during such four-quarter period); and (iii) the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business acquired or disposed of by the Partnership or the Subsidiaries, as the case may be, since the first day of such four-quarter period, as if such acquisition or disposition occurred at the beginning of such four-quarter period), would have been at least equal to a ratio of 1.75 to 1.

and (b) except in the case of Permitted Indebtedness, Acquired Indebtedness or Pari Passu Indebtedness, such Indebtedness created, incurred, assumed or guaranteed pursuant to this Section (i) has an Average Life to Stated Maturity that exceeds the remaining Average Life to Stated Maturity of the Senior Notes and (ii) has a Stated Maturity for its final scheduled principal payment later than the Stated Maturity for the final scheduled principal payment of the Senior Notes and (c) if such Indebtedness created, incurred, assumed or guaranteed pursuant to this Section is Pari Passu Indebtedness which is not Permitted Indebtedness or Acquired Indebtedness, such Indebtedness shall have (i) an Average Life to Stated Maturity no shorter than the remaining Average Life to Stated Maturity of the Senior Notes and (ii) a Stated Maturity for its final scheduled principal payment that is not earlier than the Stated Maturity for the final scheduled principal payment of the Senior Notes.

      Section 10.8 Limitation on Liens.

      Neither the Issuer nor the Partnership will, nor will any Subsidiary be permitted to, create, incur, assume or suffer to exist any Liens upon any of their respective assets, except for the Lien of the TCHI Note Mortgage Documents and Permitted Liens.

      Section 10.9 Limitation on Restricted Payments.

      (a) Neither the Issuer, Funding nor the Partnership will, nor will any Subsidiary be permitted to, directly or indirectly:

      (i) declare or make any distribution on the Issuer's Capital Stock, Funding's Capital Stock or the Partnership's Equity Interests, as the case may be, (other than distributions payable in the Issuer's Qualified Capital Stock, Funding's Qualified Capital Stock or the Partnership's Qualified Equity Interests or in options, warrants or other rights to purchase such Qualified Capital Stock or Qualified Equity Interests);

      (ii) purchase, redeem or otherwise acquire or retire for value any such Capital Stock or Equity Interests, or any options, warrants or other rights to acquire such Capital Stock or Equity Interests;

      (iii) make any principal payment on or redeem, repurchase, defease or otherwise acquire or retire for value prior to any scheduled principal payment or maturity, any Pari Passu Indebtedness (other than Permitted Indebtedness) or Subordinated Indebtedness of the Partnership other than pursuant to clause
(a)(3) below; or

      (iv) incur, create, assume or suffer to exist any guarantee (other than guarantees existing on the date of this Indenture and any renewals, extensions, substitutions, refinancings or replacements of such guarantees) of Indebtedness of any Affiliate of the Partnership or the Issuer;

(the foregoing actions set forth in clauses (i) through (iv) being referred to as "Restricted Payments"), except that the Partnership may apply up to 50% of its Excess Available Cash to make a Restricted Payment if: at the time of such Restricted Payment and after giving effect thereto, (1) no Default or Event of Default shall have occurred and be continuing; (2) the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the Restricted Payment, taken as one period (after giving pro forma effect to the Restricted Payment and (if applicable) the application of the net proceeds therefrom and any events set forth in clauses (a)(ii) and
(a)(iii) under Section 10.7) would have been at least equal to 1.75 to 1; and
(3) prior to making such Restricted Payment, Funding or the Partnership shall have used an amount equal to such Restricted Payment to purchase Mortgage Notes or PIK Notes on the open market or pursuant to a tender offer which purchase shall not be deemed to be a Restricted Payment.

      (b) Notwithstanding the foregoing, and so long as there is no Default or Event of Default continuing, the foregoing provisions will not prohibit:

      (i) payments made pursuant to the terms of the Services Agreement as in effect on the date hereof;

      (ii) distributions in respect of the Limited Partner Trump Priority Capital (as defined in the Partnership Agreement) to the extent permitted under the Amended Partnership Agreement as in effect on the date hereof;

      (iii) payment of an annual bonus to Donald J. Trump that has been approved by a majority of the Noteholder Representatives;

      (iv) dividend payments within 60 days after declaration if such payments would comply with the foregoing provision;

      (v) the repurchase, redemption or other acquisition or retirement of any shares of any class of Capital Stock of the Issuer or Funding or Equity Interest of the Partnership in exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in connection with which cash is paid in lieu of the issuance of fractional shares, interests or scrip), or out of the Net Cash Proceeds of a substantially concurrent issue and sale (other than to a Subsidiary) of, other shares of Capital Stock of the Issuer or Equity Interests of the Partnership, as the case may be (other than Redeemable Capital Stock or Redeemable Equity Interests, as the case may be);

      (vi) (I) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Subordinated Indebtedness or Pari Passu Indebtedness of the Partnership (other than Redeemable Equity Interests) in exchange for or out of the net cash proceeds of a substantially current issue and sale of (A) new Indebtedness of the Partnership or Funding or (B) Equity Interests of the Partnership (other than Redeemable Equity Interests) or Capital Stock of the Issuer or Funding (other than Redeemable Capital Stock), provided that, with respect to clause (A), (1) the aggregate principal amount of any such new Indebtedness does not exceed the aggregate principal amount of such Subordinated or Pari Passu Indebtedness (or, if such Subordinated or Pari Passu Indebtedness provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, then such lesser amount as of the date of determination) plus accrued interest thereon plus the amount of any premium or other payment required to be paid under the terms of the instrument governing such Subordinated or Pari Passu Indebtedness or the amount of any premium reasonably determined by the Partnership as necessary to accomplish such refinancing by means of a tender offer or privately negotiated purchase and, in each case, actually paid, plus the amount of expenses of the Partnership incurred in connection with such refinancing, (2) if the Indebtedness so redeemed, repaid, defeased, repurchased, acquired or retired is Subordinated Indebtedness, any such new Indebtedness (x) has an Average Life to Stated Maturity that exceeds the Average Life to Stated Maturity of the Senior Notes and a Stated Maturity that is not earlier than the final Stated Maturity of the Senior Notes and (y) is expressly subordinated in right of payment to the Senior Guarantee at least to the same extent as the Subordinated Indebtedness to be redeemed, repaid, defeased, repurchased, acquired or retired and (3) if the Indebtedness so redeemed, repaid, defeased, repurchased, acquired or retired is Pari Passu Indebtedness, any such new Indebtedness has an Average Life to Stated Maturity that is not less than the Average Life to Stated Maturity of such Indebtedness and a Stated Maturity that is not earlier than the final Stated Maturity of such Indebtedness; or (II) the redemption, repayment, defeasance, repurchase or other acquisition or retirement for value of any Redeemable Equity Interests of the Partnership through the issuance of new shares of Redeemable Equity Interests of the Partnership, provided that any such new Redeemable Equity Interests (1) do not have a maturity or are otherwise redeemable at the option of the holder prior to the Stated Maturity of the Senior Notes and (2) are expressly subordinated in right of payment to the Senior Guarantee at least to the same extent as Redeemable Equity Interests to be redeemed, repurchased or otherwise acquired or retired for value;

      (vii) the redemption of any share of any class of Capital Stock of the Issuer or Funding or any Equity Interest of the Partnership or Indebtedness of the Partnership, Funding or the Issuer, if (A) the holder thereof delivers an Opinion of Counsel to the Trustee that failure to so redeem would subject the holder thereof to an adverse action by a Gaming Authority (or, if applicable, a failure to act by a Gaming Authority that is adverse to the holder) and (B) the Board of Directors of the Partnership determines (as evidenced by a Board Resolution delivered to the Trustee) that such adverse action (or, if applicable, such failure to act) would be likely to have a material adverse effect on such holder;

      (viii) (A) (i) distributions or intercompany loans to Funding by the Partnership to pay interest in cash on the Outstanding Mortgage Notes in accordance with the terms thereof and (ii) distributions or intercompany loans to Funding by the Partnership to pay interest in cash on the Outstanding Funding Notes in accordance with the terms thereof, (B) distributions or intercompany loans of up to 50% of the Partnership's Excess Available Cash to Funding by the Partnership to purchase, redeem or otherwise acquire Outstanding PIK Notes in accordance with the terms thereof, provided that the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding the Restricted Payment, taken as one period (after giving pro forma effect to the Restricted Payment and (if applicable) the application of the net proceeds therefrom and any events set forth in clauses (a)(ii) and (a)(iii) of
Section 10.7 above) would have been at least equal to 1.50 to 1, (C) distributions or intercompany loans to Funding by the Partnership to pay interest in cash on the Outstanding PIK Notes in accordance with the terms thereof, provided that the condition described in Clause (a) in Section 10.7 is at that time satisfied and (D) distributions or intercompany loans to Funding or the Issuer by the Partnership to pay any tax liability of the Issuer resulting from any distribution or intercompany loan made in compliance with (A), (B) or (C) above;

      (ix) distributions or intercompany loans by the Partnership, pursuant to the Partnership Agreement as in effect on the date of this Indenture, to pay (a) reasonable general and administrative expenses, including directors' fees and premiums for directors' and officers' liability insurance of any corporate partners and (b) to make indemnification payments as required by the Certificate of Incorporation of TCHI or Funding or the Partnership Agreement, each as in effect on the date hereof; and (c) to make distributions by the Partnership, pursuant to the Partnership Agreement, to Partners in amounts in respect of any tax year of the Partnership which do not exceed the Partners' tax liability in respect of the Partnership's income for such year computed as if the Partners were each taxpayers deriving items of income, gain, loss or deduction only from the Partnership for such year and by applying the sum of the higher of (x) the highest federal income tax rate imposed on individuals for such year or (y) the highest federal income tax rate imposed on corporations for such year, plus (z) in either case, eight percent (8%) as the rate applicable to such year's results; and

      (x) guarantees by the Partnership of Indebtedness of any special purpose financing Affiliate of the Partnership, if the incurrence of such guarantee is made in accordance with Section 10.7 hereof and the net proceeds of any such Indebtedness are provided to the Partnership.

      Section 10.10 Limitation on Partnership Leases.

      The Partnership will not, and will not permit any of the Subsidiaries to, lease as tenant or subtenant real or personal property (except Permitted Leases), unless the Partnership's Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period (and after giving pro forma effect to any such lease as if such lease was entered into at the beginning of such four-quarter period and any events set forth in clauses (a)(ii) and (a)(iii) of Section 10.7), would have been at least equal to a ratio of 1.75 to 1. In giving effect to the lease as of such four full fiscal quarters, it will be assumed that the rent for such prior four fiscal quarters was the greater of the (i) average rent over the term of such lease and (ii) rent payable for the first four fiscal quarters.

      Section 10.11 Limitation on Preferred Stock of Subsidiaries and Subsidiary Distributions.

      (a) The Partnership will not permit any of the Subsidiaries to, directly or indirectly, issue or sell any Preferred Stock (except to the Partnership or a Wholly-owned Subsidiary thereof).

      (b) The Partnership will not permit any of the Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any distribution on the Capital Stock of such Subsidiary or to the holders of such Subsidiary's Capital Stock (other than dividends or distributions payable in Capital Stock of such Subsidiary) or (ii) purchase, redeem or otherwise acquire or retire for value any such Capital Stock; provided that this covenant shall not prevent the payment by any Subsidiary of dividends or other distributions to the Partnership or a Wholly-owned Subsidiary or the redemption or repurchase by any Subsidiary of any of its Capital Stock owned by the Partnership or a Wholly-owned Subsidiary.

      Section 10.12 Limitation on Payment Restrictions Affecting Subsidiaries.

      The Partnership will not, nor will any of the Subsidiaries be permitted to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of the Partnership or such Subsidiary to (a) pay dividends or make any other distributions on the Partnership's Equity Interests or such Subsidiary's Capital Stock or pay any Indebtedness owed to the Partnership or any other Subsidiary,
(b) make any loans or advances to the Partnership or any other Subsidiary or (c) transfer any of its property or assets to the Partnership or any other Wholly-owned Subsidiary, except (i) any restrictions, with respect to a Subsidiary that is not a Subsidiary on the date of this Indenture, in existence at the time such Person becomes a Subsidiary of the Partnership (but not created in contemplation of such Person becoming a Subsidiary), (ii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary, (iii) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the date of this Indenture, and (iv) any restrictions existing under any agreement which refinances or replaces the agreements containing the restrictions in clauses
(i), (ii) and (iii), provided that the terms and conditions of any such agreement are no less favorable to holders of the Senior Notes than those under or pursuant to the agreement evidencing the Indebtedness refinanced.

      Section 10.13 Purchase of Senior Notes upon Change of Control.

      (a) If a Change of Control shall occur at any time, then each Holder shall have the right to require that the Issuer or the Partnership repurchase such Holder's Senior Notes in whole or in part in integral multiples of $1,000, at a purchase price (the "Change of Control Purchase Price") in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest (including any Defaulted Interest), if any, to the date of purchase, pursuant to the offer described in the following paragraph (the "Change of Control Offer") and the other procedures set forth in this Section.

      (b) Within 30 days following any Change of Control, the Issuer or the Partnership shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Senior Note Register, a notice stating:

      (1) that a Change of Control has occurred and that such Holder has the right to require the Issuer or the Partnership to repurchase such Holder's Senior Notes at the Change of Control Purchase Price;

      (2) the circumstances and relevant facts regarding such Change of Control (including but not limited to information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Change of Control);

      (3) the purchase date (the "Change of Control Purchase Date") which shall be a Business Day no earlier than 45 days nor later than 60 days from the date such notice is mailed (subject to applicable law);

(4) the Change of Control Purchase Price;

      (5) that any Senior Note not tendered will continue to accrue interest;

      (6) that, unless the Issuer or the Partnership defaults in payment of the Change of Control Purchase Price, any Senior Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date; and

      (7) the instructions such Holder must follow in order to have its Senior Notes repurchased (and the instructions it must follow to withdraw its election to have such Senior Notes repurchased) in accordance with paragraph (c) of this Section.

Notwithstanding the foregoing, within 20 days following any Change of Control, the Issuer shall notify the Trustee that a Change of Control has occurred.

      (c) Holders electing to have Senior Notes purchased will be required to surrender such Senior Notes to the Paying Agent at the address specified in the notice at least two Business Days prior to the Change of Control Purchase Date. Subject to applicable law, Holders will be entitled to withdraw their election if the Paying Agent receives, not later than two Business Days prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount and serial numbers of the Senior Notes delivered for purchase by the Holder as to which its election is to be withdrawn and a statement that such Holder is withdrawing his election to have such Senior Notes purchased. Holders whose Senior Notes are purchased only in part will be issued new Senior Notes equal in principal amount to the unpurchased portion of the Senior Notes surrendered.

      (d) Not later than the Change of Control Purchase Date, the Issuer or the Partnership, as the case may be, shall (i) accept for payment Senior Notes or portions thereof tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent money sufficient, in immediately available funds by 12:00 noon (New York City Time), to pay the purchase price of all Senior Notes or portions thereof so tendered and (iii) deliver to the Paying Agent an Officers' Certificate stating the Senior Notes or portions thereof accepted for payment by the Issuer or the Partnership. The Paying Agent shall promptly mail or release to Holders of Senior Notes so accepted payment in an amount equal to the Change of Control Purchase Price of the Senior Notes purchased from each such Holder, and the Issuer shall execute and the Trustee shall promptly authenticate and mail or release to such Holders a new Senior Note equal in principal amount to any unpurchased portion of the Senior Note surrendered. The Issuer or the Partnership, as the case may be, will publicly announce the results of the Change of Control Offer on the Change in Control Purchase Date. For purposes of this Section 10.13, the Issuer shall choose a Paying Agent which shall not be the Issuer or the Partnership.

      (e) The Issuer and the Partnership will not, and will not permit any Subsidiary to, create or permit to exist or become effective any restriction (other than restrictions existing under Indebtedness as in effect on the date of this Indenture) that would materially impair the ability of the Issuer or the Partnership to make a Change of Control Offer to purchase the Senior Notes or, if such Change of Control offer is made, to pay for the Senior Notes tendered for purchase.

      Section 10.14 Limitations on Transactions with Affiliates.

      Neither the Issuer nor the Partnership will, nor will any of the Subsidiaries be permitted to, directly or indirectly, enter into or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with any Affiliate of the Issuer or the Partnership (other than a Wholly-owned Subsidiary) unless (a) such transaction or series of related transactions is on terms that are no less favorable to the Issuer, the Partnership or such Subsidiary, as the case may be, than would be available at the time of such transaction or transactions in a comparable transaction in arm's-length dealings with an unaffiliated third party and with respect to a transaction or series of related transactions involving aggregate payments equal to or greater than $5,000,000, such transaction or series of related transactions is approved by a majority of the Noteholder Representatives and (b) the Issuer or the Partnership, as the case may be, delivers an Officers' Certificate to the Trustee certifying that such transaction or transactions comply with clause (a) above. The foregoing restriction will not apply to (1) the operations under the Services Agreement as in effect on the date of this Indenture, (2) the payment of compensation to the senior executive officers of the Issuer (excluding Donald J. Trump) which has been approved by a majority of the Noteholder Representatives, (3) the payment of an annual bonus to Donald J. Trump which has been approved by a majority of the Noteholder Representatives,
(4) the payment of director fees (other than to Donald J. Trump) not in excess of those in effect as of the date of this Indenture, (5) payments made pursuant to the Partnership Agreement as in effect on the date of this Indenture, (6) payments pursuant to the Senior

Partnership Note, the Senior Partnership Upstream Note, or with respect to any Subordinated Indebtedness, and (7) Restricted Payments otherwise permitted pursuant to the provisions of Section 10.9.

      Section 10.15 Restriction on Transfer of Assets.

      The Partnership will not sell, convey, transfer, lease or otherwise dispose of its assets or property to any of the Subsidiaries.

      Section 10.16 Limitation on Activities and Investments.

      Neither the Partnership nor any of the Subsidiaries will engage in any business or investment activities other than those necessary or appropriate for, incident to, in connection with or arising out of, developing, financing, owning and operating the Casino-Hotel.

      The Partnership will not, and will not permit any Subsidiary to, make any investment other than a Permitted Investment.

      The Issuer will not conduct any business (including having any Subsidiary) whatsoever, other than (i) to collect the amounts due and owing under the Senior Partnership Upstream Note and any Subordinated Indebtedness, (ii) to preserve its rights under the Senior Partnership Upstream Note; (iii) to do or cause to be done all things necessary or appropriate to protect the property included in the Lien of the Senior Partnership Upstream Note Mortgage and any further security and to preserve its rights therein and otherwise to comply with its obligations under this Indenture and the Senior Notes; and (iv) to serve as the general partner of the Partnership.

      The Issuer will not incur or otherwise become liable for any Indebtedness (other than (x) the Senior Notes and renewal, extension, substitution, refunding, refinancing or replacement thereof in accordance with this Indenture, and (y) any intercompany loan from the Partnership) nor issue any Preferred Stock.

      Section 10.17 Restriction on Payment of Services Fee.

      The Issuer and the Partnership will not, and will not permit the Subsidiaries to, pay any Services Fee under the Services Agreement or to pay or reimburse any expenses relating thereto if a Default or Event of Default has occurred and is continuing. The terms of the Services Agreement cannot be amended to increase the amounts to be paid thereunder in the aggregate or on any particular date, or in any other manner which would be adverse to the Partnership, and the Partnership will not, and will not permit the Subsidiaries to, enter into any management or consulting agreement with any Affiliate relating to the Casino Hotel other than the Services Agreement.

      Section 10.18 Provision of Financial Statements.

      Whether or not the Issuer or the Partnership is subject to Section 13(a) or 15(d) of the Exchange Act, the Issuer and the Partnership will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which the Issuer or the Partnership would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) if the Issuer or the Partnership were so subject, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which the Issuer or the Partnership would have been required so to file such documents if the Issuer or the Partnership were so subject. The Issuer or the Partnership will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Senior Note Register, without cost to such Holders and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer or the Partnership would have been required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act if the Issuer or the Partnership were subject to such Sections and (y) if filing such documents by the Issuer or the Partnership with the SEC is not permitted under the Exchange Act, promptly upon written request, supply copies of such documents to a prospective holder of the Senior Notes at the Issuer's cost.

      Section 10.19 Statement by Officers as to Default.

      (a) The Issuer will deliver to the Trustee, on or before a date not more than 60 days after the end of each fiscal quarter and not more than 120 days after the end of each fiscal year of the Issuer ending after the date hereof, a written statement signed by the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Comptroller, an Assistant Comptroller, the Secretary or an Assistant Secretary of the Issuer, and in any event at least one person signing such certificate shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, setting forth the Consolidated Net Worth of the Issuer as of the end of such fiscal quarter and stating whether or not, after a review under each signer's supervision of the activities of the Issuer during such year and of the Issuer's performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Issuer has fulfilled all its obligations under this Indenture throughout such year, and, if there has been a Default specifying each Default and the nature and status thereof.

      (b) When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed default (other than with respect to Indebtedness (other than any Mortgage Debt) in the principal amount of less than $10,000,000), the Issuer shall deliver to the Trustee by registered or certified mail or by telegram, telex or facsimile transmission followed by hard copy an Officers' Certificate specifying such event, notice or other action within five Business Days of its occurrence.

      Section 10.20 Waiver of Certain Covenants.

      The Issuer and the Partnership may omit in any particular instance to comply with any covenant or condition set forth in Sections 8.1(a)(ii) and
(iii)(B) or Sections 10.5 through 10.12, Sections 10.14, 10.15, 10.17, 10.19 and
10.21, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the then Outstanding Senior Notes shall, by Act of such Holders, waive such compliance in such instance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the Partnership and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

      Section 10.21 Mortgage Notes and PIK Notes.

      Notwithstanding anything to the contrary contained in this Indenture, without the consent of the Holders of not less than a majority in the aggregate principal amount of the then Outstanding Senior Notes by Act of such Holders delivered to the Partnership, neither the Partnership nor Funding shall directly or indirectly effect (i) any amendment or supplement to the Mortgage Note Indenture which causes or permits (a) any change to the stated maturity date of the Mortgage Notes to before November 15, 2003 or (b) any redemptions of the Mortgage Notes (including, without limitation, any open market purchases or purchases made pursuant to a tender offer) except as permitted in and on terms included in the Mortgage Note Indenture as in effect on the date hereof; (ii) any redemption of the Mortgage Notes (including, without limitation, any open market purchases or purchases made pursuant to a tender offer), except in connection with making a Restricted Payment, as required by clause (3) of
Section 10.9(a) hereof; or (iii) any amendment or supplement to the PIK Note Indenture which causes or permits (a) any change to the stated maturity date of the PIK Notes to before November 15, 2005 or (b) any redemptions of the PIK Notes (including, without limitation, any open market purchases or purchases made pursuant to a tender offer) except as permitted in and on terms included in the PIK Note Indenture as in effect on the date hereof.

                                   ARTICLE 11

                           REDEMPTION OF SENIOR NOTES

      Section 11.1 Senior Notes Redeemed Pursuant to Casino Control Act.

      Notwithstanding any provisions of this Article Eleven to the contrary, if the CCC does not waive the qualification requirements as to any Holder (whether the record owner or beneficial owner) and requires that such Holder be qualified under the New Jersey Casino Control Act, then, in such event, such Holder must qualify under such Act. If such Holder does not so qualify, such Holder must dispose of its interest in the Senior Notes, within 30 days after the Partnership's receipt of notice of such finding (or within such earlier date as the CCC may require), or the Issuer or the Partnership may redeem such Senior Notes at the lower of the Outstanding Amount and the Fair Market Value (as certified to the Trustee) of such Senior Notes.

      Section 11.2 Optional Redemption

      The Issuer or the Partnership may at their election, redeem all, but not less than all of the Senior Notes at 100% of the principal amount thereof, in each case, together with accrued and unpaid interest through the Redemption Date; provided, however, that no redemption of Senior Notes shall be made pursuant to this Section 11.2 unless the Partnership or Funding concurrently redeems all of the Funding Notes pursuant to Section 11.2 of the Funding Note Indenture.

      Section 11.3 Senior Notes Redeemed Pursuant to a Total Taking or Casualty.

      In the event of a Total Taking or Casualty, the Issuer or the Partnership shall, within 60 days after receipt of any condemnation or insurance proceeds but within one year after the occurrence of such Total Taking or Casualty, redeem the Senior Notes at 100% of the principal amount thereof, in each case, together with accrued and unpaid interest through the Redemption Date, in accordance with this Article Eleven.

      Section 11.4 Applicability of Article.

      Redemption of Senior Notes as required by any provision of this Indenture, shall be made in accordance with such provision and this Article.

      Section 11.5 Notice to Trustee.

      In case of any redemption in accordance with Sections 11.1, 11.2 or 11.3 hereof, the Issuer or the Partnership, as the case may be, shall, at least 60 days prior to the Redemption Date fixed by the Issuer or the Partnership (unless a shorter notice period shall be satisfactory to the Trustee) notify the Trustee in writing of such Redemption Date and of the principal amount of Senior Notes to be redeemed.

      Section 11.6 Selection by Trustee of Senior Notes to Be Redeemed.

      If less than all the Senior Notes are to be redeemed, the particular Senior Notes or portions thereof to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Senior Notes not previously called for redemption pro rata, by lot or by any other method as the Trustee shall deem fair and reasonable, and the amounts to be redeemed may be equal to $1,000 or any integral multiple thereof.

      The Trustee shall promptly notify the Issuer, the Partnership and the Senior Note Registrar in writing of the Senior Notes selected for redemption and, in the case of any Senior Notes selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Senior Notes shall relate, in the case of any Senior Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Senior Note which has been or is to be redeemed.

      Section 11.7 Notice of Redemption.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Senior Notes to be redeemed, at his address appearing in the Senior Note Register.

      All notices of redemption shall state:

      (a) the Redemption Date;

      (b) the Redemption Price;

      (c) if less than all outstanding Senior Notes are to be redeemed, the identification of the particular Senior Notes to be redeemed;

      (d) in the case of a Senior Note to be redeemed in part, the principal amount of such Senior Note to be redeemed and that after the Redemption Date upon surrender of such Senior Note, new Senior Note or Senior Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

      (e) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect payment of the Redemption Price;

      (f) that on the Redemption Date the Redemption Price will become due and payable upon each such Senior Note or portion thereof, and that (unless the Issuer or the Partnership shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

      (g) the place or places where such Senior Notes are to be surrendered for payment of the Redemption Price;

      (h) the CUSIP number, if any, relating to such Senior Notes; and

      (i) if applicable, that such redemption is a result of a Total Taking or Casualty.

      Notice of redemption of Senior Notes to be redeemed shall be given by the Issuer or, at the Issuer's written request, by the Trustee in the name and at the expense of the Issuer.

      The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Senior Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Senior Note.

      Section 11.8 Deposit of Redemption Price.

      On or prior to any Redemption Date, the Issuer or the Partnership shall deposit with the Trustee or with a Paying Agent (or, if the Issuer or the Partnership is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Senior Notes or portions thereof which are to be redeemed on that date.

      Section 11.9 Senior Notes Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Senior Notes so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Issuer or the Partnership shall default in the payment of the Redemption Price and accrued interest) such Senior Notes shall cease to bear interest. Upon surrender of any such Senior Note for redemption in accordance with said notice, such Senior Note shall be paid by the Issuer or the Partnership, as the case may be, at the Redemption Price together with accrued and unpaid interest (including Defaulted Interest) to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Senior Notes, or one or more Predecessor Senior Notes, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.7.

      If any Senior Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Senior Note.

      Section 11.10 Senior Notes Redeemed in Part.

      Any Senior Note which is to be redeemed only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.2 (with, if the Issuer, the Partnership, the Senior Note Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Issuer, the Partnership, the Senior Note Registrar or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing), and the Issuer shall execute, and the Trustee shall authenticate and deliver to the Holder of such Senior Note without service charge, a new Senior Note or Senior Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Senior Note so surrendered that is not redeemed.

                                   ARTICLE 12

                          TCHI NOTE MORTGAGE DOCUMENTS

      Section 12.1 TCHI Note Mortgage Documents.

      (a) In order to secure the due and punctual payment of the Indenture Obligations, the Issuer, the Partnership and the Trustee have entered into the TCHI Note Mortgage Documents dated of even date herewith to create the security interests thereunder and for related matters. The Issuer and the Partnership covenant and agree that they have full right, power and lawful authority to grant, bargain, sell, release, convey, hypothecate, assign, mortgage, pledge, transfer, confirm and grant a security interest in the property constituting the Collateral, in the manner and form done in the TCHI Note Mortgage Documents or intended to be done, and that (a) each will forever warrant and defend the title to the same against the claims of all Persons whatsoever in each case free and clear of all Liens whatsoever, except Permitted Liens, (b) each will execute, acknowledge and deliver to the Trustee such further assignments, transfers, assurances or other instruments as the Trustee may reasonably require or request, and (c) each will do or cause to be done all such acts and things as may be necessary or proper, or as may be reasonably required by the Trustee, to assure and confirm to the Trustee its interest in the Collateral, or any part thereof, as from time to time constituted, and the right, title and interest in and to the TCHI Note Mortgage Documents so as to render the same available for the security and benefit of this Indenture and of the Senior Notes.

      (b) Each Holder, by accepting a Senior Note, consents and agrees to all of the terms and provisions of the TCHI Note Mortgage Documents, as the same may be amended from time to time pursuant to the provisions of the TCHI Note Mortgage Documents and this Indenture, and authorizes and directs the Trustee to enter into the TCHI Note Mortgage Documents to which it is a party and to perform its obligations and exercise its rights thereunder in accordance therewith; provided, however, that if any provision of the TCHI Note Mortgage Documents limits, qualifies, or conflicts with the duties imposed by the provisions of the Trust Indenture Act, the Trust Indenture Act controls.

      (c) As amongst the Holders, the Collateral as now or hereafter constituted shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Indenture Obligations.

      Section 12.2 Recording, Opinion of Counsel, Etc.

      The Issuer and the Partnership will cause, at their own expense, this Indenture, the Senior Notes, the TCHI Note Mortgage Documents, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the Liens of the TCHI Note Mortgage Documents and all parts of the Collateral and to effectuate and preserve the security of the Holders and all rights of the Trustee.

      The Issuer and the Partnership shall furnish to the Trustee:

      (a) promptly after the execution and delivery of this Indenture and each of the TCHI Note Mortgage Documents or other instrument of further assurance, an Opinion of Counsel stating that, in the opinion of such Counsel, the TCHI Note Mortgage Documents and other instruments of further assurance have been properly recorded, endorsed, registered and filed, so as to make effective the Lien intended to be created thereby, and reciting the details of such action or stating that, in the opinion of such Counsel, no such action is necessary to make such Liens effective; and

      (b) within 60 days after November 30 in each year beginning with the year 1998, an Opinion of Counsel, dated as of such date, either stating that, in the opinion of such Counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of this Indenture and the TCHI Note Mortgage Documents, financing statements, supplemental indentures, continuation statements or other instruments of further assurance as is necessary to maintain the Lien of the TCHI Note Mortgage Documents and reciting the details of such action, or stating that, in the opinion of counsel, no such action prior to November 30 of the subsequent year is necessary to maintain such Lien.

      The Trustee shall hold in its possession the TCHI Note Mortgage Documents, except as it from time to time may be required for actions, suits or proceedings relating to the TCHI Note Mortgage Documents or for the purpose of enforcing or realizing upon any right or value thereby represented. The Trustee may, from time to time, in its sole discretion, for the purpose of convenient location of the TCHI Note Mortgage Documents, appoint one or more agents to hold physical custody, for the account of the Trustee, of the TCHI Note Mortgage Documents.

      Section 12.3 Release of Collateral.

      To the extent applicable, the Issuer, the Partnership and each other obligor on the Senior Notes shall cause ss. 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the TCHI Note Mortgage Documents to be complied with.

      Section 12.4 Trust Indenture Act Requirements.

      The release of any Collateral from the terms of the TCHI Note Mortgage Documents or the release, in whole or in part, of the Liens created by any of the TCHI Note Mortgage Documents, will not be deemed to impair the security interests thereunder in contravention of the provisions of this Indenture if and to the extent the Collateral or Liens are released pursuant to, and in accordance with, the applicable TCHI Note Mortgage Documents and pursuant to, and in accordance with, the terms hereof. As set forth in Section 12.3, to the extent applicable, without limitation, the Issuer, the Partnership and each other obligor on the Senior Notes shall cause ss. 314(d) of the Trust Indenture Act relating to the release of property or securities from the Liens of the TCHI Note Mortgage Documents to be complied with. Any certificate or opinion required by ss. 314(d) of the Trust Indenture Act may be made by two officers of the company, except in cases in which ss. 314(d) of the Trust Indenture Act requires that such certificate or opinion be made by an independent Person.

      Section 12.5 Disposition of Certain Collateral without Requesting Release.

      (a) Notwithstanding the provisions of Sections 12.3 and 12.4 hereof, the Partnership may, pursuant to and in accordance with the TCHI Note Mortgage Documents and this Indenture, without requesting the release or consent of the
Trustee:

      (i) sell or dispose of, free from the Lien of the TCHI Note Mortgage Documents, any Tangible Personal Property which, in its reasonable opinion, may have become obsolete or unfit for use or which is no longer necessary in the conduct of its businesses or the operation of the Collateral or the disposal of cash free from the Lien of the TCHI Note Mortgage Documents in the ordinary course of business;

      (ii) alter, repair, replace, change the location or position of and add to any Tangible Personal Property;

      (iii) renew, extend, surrender, terminate, modify or amend any leases of Tangible Personal Property, when, in its reasonable opinion, it is prudent to do so; and

      (iv) enter into all non-material title encumbrances described within the definition of "Permitted Encumbrances" under the Senior Partnership Upstream Note Mortgage, and including without limitation those transactions described in
Section 5.3 of the Senior Partnership Upstream Note Mortgage.

      (b) Notwithstanding the provisions of Subsection (a) above, (x) the Partnership shall not dispose of or transfer (by lease, assignment, sale or otherwise), or pledge, mortgage or otherwise encumber (other than Permitted Liens), Collateral pursuant to the provisions of Section 12.5(a) with a fair value to the obligor equal to 10% or more of the aggregate fair value of all Collateral then existing (as determined in the good faith judgment of the Issuer or the

Partnership and, if required by the Trust Indenture Act, an independent appraiser), in any transaction or any series of related transactions without complying with Sections 12.3 and 12.4; and (y) the right of the Partnership to rely upon the provisions of Section 12.5(a) from the date of this Indenture to June 30, 1998 and for each semiannual period thereafter shall be conditioned upon the Partnership delivering to the Trustee, on or before August 31, 1998 and thereafter within 60 days following each February 28 and August 31, an Officers' Certificate to the effect that all of such dispositions by the Partnership during such semiannual period (other than those such dispositions, collections or payments wherein the Partnership has complied with Sections 12.3 and 12.4) were in the ordinary course of the Partnership's business and that the proceeds therefrom were used by the Partnership in connection with its business.

      (c) Any disposition of Collateral made in compliance with the provisions of this Section 12.5 shall be deemed not to impair the Liens of the TCHI Note Mortgage Documents in contravention of the provisions of this Indenture.

      (d) Upon receipt of an Issuer Request, the Trustee shall execute and deliver, within five business days from the receipt of the Issuer Request, any instrument deemed by the Partnership to be necessary or appropriate to dispose of portions of the Collateral pursuant to this Section 12.5 if the provisions of this Section 12.5 have been complied with.

      Section 12.6 Suits to Protect the Collateral.

      Subject to the provisions of the TCHI Note Mortgage Documents, (i) the Trustee may, in its sole discretion and without the consent of the Holders, take all actions it deems necessary or appropriate in order to (a) enforce any of the terms of the TCHI Note Mortgage Documents and (b) collect and receive any and all amounts payable in respect of the obligations of the Issuer and the Partnership and (ii) the Trustee shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of the TCHI Note Mortgage Documents or this Indenture, including such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interests or be prejudicial to the interests of the Holders or the Trustee).

      Section 12.7 Determinations Relating to Collateral.

      In the event (i) the Trustee shall receive any written request from the Issuer or the Partnership under any TCHI Note Mortgage Documents for consent or approval with respect to any matter or thing relating to any Collateral or the Issuer's or the Partnership's obligations with respect thereto or (ii) there shall be due to or from the Trustee under the provisions of the TCHI Note Mortgage Documents any material performance or the delivery of any material instrument or (iii) the Trustee shall become aware of any nonperformance by the Issuer or the Partnership of any covenant or any breach of any representation or warranty of the Issuer or the Partnership set forth in the TCHI Note Mortgage Documents, then, in each such event, the Trustee shall be entitled to hire experts, consultants, agents and attorneys to advise the Trustee on the manner in which the Trustee should respond to such request or render any requested performance or respond to such nonperformance or breach. The Trustee shall be fully protected in the taking of any action recommended or approved by any such expert, consultant, agent or attorney or agreed to by the Holders of a majority in principal amount of the Outstanding Senior Notes pursuant to Section 5.12.

      Section 12.8 Impairment of Security Interest.

      The Issuer and the Partnership will not, and will not permit any Subsidiary to, take or omit to take any action which reasonably might or would have the result of affecting or impairing the security interests with respect to the Collateral in contravention of this Indenture, and the Issuer and the Partnership shall not (and shall cause the Subsidiaries not to) grant to, or suffer to exist in favor of, any Person any interest whatsoever in the Collateral except as permitted by the TCHI Note Mortgage Documents or this Indenture. The Issuer and the Partnership will not, and will not permit any Subsidiary to, enter into any agreement or instrument that by its terms expressly requires that the proceeds received from the sale of any Collateral be applied to repay, redeem or otherwise retire any Indebtedness of any Person other than as set forth in this Article Twelve and in the TCHI Note Mortgage Documents.

      Section 12.9 Release Upon Termination of the Issuer's Obligations.

      (a) In the event that the Issuer delivers an Officers' Certificate certifying that all of the Indenture Obligations have been indefeasibly satisfied and discharged by complying with the provisions of Article Thirteen or Sections 4.2 or 4.3, the Trustee shall deliver to the Issuer at the Issuer's expense a notice stating that, subject to Section 4.6, the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the TCHI Note Mortgage Documents, and on demand of and at the expense of the Issuer or the Partnership, the Trustee shall also execute and deliver proper instruments acknowledging the satisfaction and discharge of this Indenture and all TCHI Note Mortgage Documents and, upon and after the receipt by the Issuer of such notice, the Trustee shall not be deemed to hold the security interests in the Collateral for the benefit of the Holders and shall deliver to the Issuer any Collateral in its possession.

      (b) Any release of any portion of the Collateral made strictly in compliance with the provisions of this Section 12.9 shall not be deemed to impair the security interests in the Collateral created by the TCHI Note Mortgage Documents in contravention of the provisions of this Indenture.

      Section 12.10 Authorization of Receipt of Funds by the Trustee Under the TCHI Note Mortgage Documents.

      The Trustee is authorized to receive any funds for the benefit of Holders of Senior Notes distributed under the TCHI Note Mortgage Documents, and to make further distributions of such funds to the Holders according to the provisions of this Indenture.

                                   ARTICLE 13

                           SATISFACTION AND DISCHARGE

      Section 13.1 Satisfaction and Discharge of Indenture.

      This Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Senior Notes herein expressly provided for) and the Trustee, on demand of and at the expense of the Issuer or the Partnership, shall execute and deliver proper instruments acknowledging satisfaction and discharge of this Indenture and all TCHI Note Mortgage Documents, when

      (a) either

      (1) all Senior Notes theretofore authenticated and delivered (other than (i) Senior Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6 and (ii) Senior Notes for whose payment funds have theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust, as provided in Section 10.3) have been delivered to the Trustee for cancellation; or

      (2) all such Senior Notes not theretofore delivered to the Trustee for cancellation

      (i) have become due and payable, or

      (ii) will become due and payable at their Stated Maturity within one year, or

      (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Partnership, and the Issuer or the Partnership, in the case of (2)(i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in cash in lawful currency of the United States of America or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Senior Notes not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on such Senior Notes, at such Stated Maturity or Redemption Date;

      (b) the Issuer and the Partnership have paid or caused to be paid all other sums payable hereunder by the Issuer or the Partnership; and

      (c) the Issuer and the Partnership have delivered to the Trustee an Officers' Certificate and an opinion of Counsel each stating that (i) all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Issuer or the Partnership is a party or by which the Issuer or the Partnership is bound.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer and the Partnership to the Trustee under Section 6.6 and, if money shall have been deposited with the Trustee pursuant to subclause
(2) of Subsection (a) of this Section, the obligations of the Trustee under
Section 4.2 and the last paragraph of Section 10.3 shall survive.

      Section 13.2 Application of Trust Money.

      Subject to the provisions of the last paragraph of Section 10.3, all funds deposited with the Trustee pursuant to Section 13.1 shall be held in trust and applied by it, in accordance with the provisions of the Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on the Senior Notes for whose payment such funds have been deposited with the Trustee.

                                   ARTICLE 14

                                SENIOR GUARANTEE

      Section 14.1 Partnership Senior Guarantee.

      For value received, the Partnership in accordance with this Article Fourteen and, subject to Section 3.11 hereof, hereby absolutely, unconditionally and irrevocably guarantees to the Trustee and the Holders, as if the Partnership were the principal debtor, the punctual payment and performance when due of all Indenture Obligations (which for purposes of this Senior Guarantee shall also be deemed to include all commissions, fees, charges, costs and other expenses (including reasonable legal fees and disbursements of one counsel) arising out of or incurred by the Trustee or the Holders in connection with the enforcement of this Senior Guarantee).

      Section 14.2 Continuing Guarantee; No Right of Set-Off; Independent Obligation.

      (a) This Senior Guarantee shall be a continuing guarantee of the payment and performance of all Indenture Obligations and shall remain in full force and effect until the payment in full of all of the Indenture Obligations and shall apply to and secure any ultimate balance due or remaining unpaid to the Trustee or the Holders; and this Senior Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or from time to time of any sum of money for the time being due or remaining unpaid to the Trustee or the Holders. The Partnership covenants and agrees to comply with all obligations, covenants, agreements and provisions applicable to it in this Indenture including those set forth in Article Eight. Without limiting the generality of the foregoing, the Partnership's liability shall extend to all amounts which constitute part of the Indenture Obligations and would be owed by the Issuer under this Indenture and the Senior Notes but for the fact that they are unenforceable, reduced, limited, impaired, suspended or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Issuer.

      (b) The Partnership hereby guarantees that the Indenture Obligations will be paid to the Trustee without set-off or counterclaim or other reduction whatsoever (whether for taxes, withholding or otherwise) in lawful currency of the United States of America.

      (c) The Partnership guarantees that the Indenture Obligations shall be paid strictly in accordance with their terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders of the Senior Notes.

      (d) The Partnership's liability to pay or perform or cause the performance of the Indenture Obligations under this Senior Guarantee shall arise forthwith after demand for payment or performance by the Trustee has been given to the Partnership in the manner prescribed in Section 1.6 hereof.

      (e) Except as provided herein, the provisions of this Article Fourteen cover all agreements between the parties hereto relative to this Senior Guarantee and none of the parties shall be bound by any representation, warranty or promise made by any Person relative thereto which is not embodied herein; and it is specifically acknowledged and agreed that this Senior Guarantee has been delivered by the Partnership free of any conditions whatsoever and that no representations, warranties or promises have been made to the Partnership affecting its liabilities hereunder, and that the Trustee shall not be bound by any representations, warranties or promises now or at any time hereafter made by the Issuer to the Partnership.

      Section 14.3 Guarantee Absolute.

      The obligations of the Partnership hereunder are independent of the obligations of the Issuer under the Senior Notes and this Indenture and a separate action or actions may be brought and prosecuted against the Partnership whether or not an action or proceeding is brought against the Issuer and whether or not the Issuer is joined in any such action or proceeding. The liability of the Partnership hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Partnership hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

      (a) any defect or lack of validity or enforceability in respect of any indebtedness or other obligation of the Issuer or any other Person under this Indenture or the Senior Notes, or any agreement or instrument relating to any of the foregoing;

      (b) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Issuer, the Partnership or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Indenture Obligations, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Senior Notes, including any increase or decrease in the Indenture Obligations;

      (c) the taking of security from the Issuer, the Partnership or any other Person, and the release, discharge or alteration of, or other dealing with, such security;

      (d) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Indenture Obligations and the obligations of the Partnership hereunder;

      (e) the abstention from taking security from the Issuer, the Partnership or any other Person or from perfecting, continuing to keep perfected or taking advantage of any Lien of the Senior Partnership Upstream Note Mortgage;

      (f) any loss, diminution of value or lack of enforceability of any Senior Note received from the Issuer, the Partnership or any other Person, and including any other guarantees received by the Trustee;

      (g) any other dealings with the Issuer, the Partnership or any other Person, or with any Senior Note;

      (h) the Trustee's or the Holder's acceptance of compositions from the Issuer or the Partnership;

      (i) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Issuer, the Partnership or any other Person on account of any indebtedness and liabilities owing by the Issuer or the Partnership to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Indenture Obligations, or the manner of sale of any Collateral;

      (j) the release or discharge of the Issuer or the Partnership or of any other guarantor of the Senior Notes or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Senior Notes, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of the Partnership hereunder;

      (k) any change in the name, business, capital structure or governing instrument of the Issuer or the Partnership or any refinancing or restructuring of any of the Indenture Obligations;

      (l) the sale of the Issuer's or the Partnership's business or any part thereof;

      (m) any merger or consolidation, arrangement or reorganization of the Issuer, the Partnership, any Person resulting from the merger or consolidation of the Issuer or the Partnership with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Issuer or the Partnership;

      (n) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership or distribution of the assets of the Issuer or its assets or any resulting discharge of any obligations of the Issuer (whether voluntary or involuntary) or of the Partnership of the loss of corporate existence;

      (o) any arrangement or plan of reorganization affecting the Issuer or the Partnership;

      (p) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Issuer or the Partnership; or

      (q) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Indenture Obligations or the liability of the Issuer or any other obligor under the Senior Notes, or of any Collateral, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Indenture Obligations, whether or not with notice to, or further assent by, or any reservation of rights against, the Partnership.

      Section 14.4 Right to Demand Full Performance.

      In the event of any demand for payment or performance by the Trustee from the Partnership hereunder, the Trustee or the Holders shall have the right to demand its full claim and to receive all dividends or other payments in respect thereof until the Indenture Obligations have been paid in full, and the Partnership shall continue to be liable hereunder for any balance which may be owing to the Trustee or the Holders by the Issuer under this Indenture and the Senior Notes. The retention by the Trustee or the Holders of any Senior Note, prior to the realization by the Trustee or the Holders of its rights to such Senior Note upon foreclosure thereon, shall not, as between the Trustee and the Partnership, be considered as a purchase of such Senior Note, or as payment, satisfaction or reduction of the Indenture Obligations due to the Trustee or the Holders by the Issuer or any part thereof.

      Section 14.5 Waivers.

      (a) The Partnership hereby expressly waives (to the extent permitted by law) notice of the acceptance of this Senior Guarantee and notice of the existence, renewal, extension or the non-performance, non-payment, or non-observance on the part of the Issuer of any of the terms, covenants, conditions and provisions of this Indenture or the Senior Notes or any other notice whatsoever to or upon the Issuer or the Partnership with respect to the Indenture Obligations. The Partnership hereby acknowledges communication to it of the terms of this Indenture and the Senior Notes and all of the provisions therein contained and consents to and approves the same. The Partnership hereby expressly waives (to the extent permitted by law) diligence, presentment, protest and demand for payment.

      (b) Without prejudice to any of the rights or recourses which the Trustee or the Holders may have against the Issuer, the Partnership hereby expressly waives (to the extent permitted by law) any right to require the Trustee or the Holders to:

            (i) initiate or exhaust any rights, remedies or recourse against the Issuer, the Partnership or any other Person;

            (ii) value, realize upon, or dispose of any Senior Note of the Issuer or any other Person held by the Trustee or the Holders; or

            (iii) initiate or exhaust any other remedy which the Trustee or the Holders may have in law or equity;

before requiring or becoming entitled to demand payment from the Partnership under this Guarantee.

      Section 14.6 The Partnership Remains Obligated in Event the Issuer Is No Longer Obligated to Discharge Indenture Obligations.

      It is the express intention of the Trustee and the Partnership that if for any reason the Issuer has no legal existence, is or becomes under no legal obligation to discharge the Indenture Obligations owing to the Trustee or the Holders by the Issuer or if any of the Indenture Obligations owing by the Issuer to the Trustee or the Holders becomes irrevocable from the Issuer by operation of law or for any reason whatsoever, this Senior Guarantee and the covenants, agreements and obligations of the Partnership contained in this Article Fourteen shall nevertheless be binding upon the Partnership, as principal debtor, until such time as all such Indenture Obligations have been paid in full to the Trustee and all Indenture Obligations owing to the Trustee or the Holders by the Issuer have been discharged, or such earlier time as Section 4.2 shall apply to the Senior Notes and the Partnership shall be responsible for the payment thereof to the Trustee or the Holders upon demand.

      Section 14.7 Waiver of Rights.

      The Partnership agrees (to the extent permitted by law) that it hereby waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, exoneration, contribution, indemnity or subrogation (whether contractual, under Section 509 of Title Eleven of the United States Code, under common law or otherwise) or any similar rights or "claims" (as such term is defined under Title Eleven of the United States Code), against the Issuer or any Subsidiary arising from the existence of, or performance by, the Partnership under this Senior Guarantee.

      Section 14.8 Senior Guarantee Is in Addition to Other Security.

      This Senior Guarantee shall be in addition to and not in substitution for any other guarantees or other security which the Trustee may now or hereafter hold in respect of the Indenture Obligations owing to the Trustee or the Holders by the Issuer and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of the Partnership any other guarantees or other security or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

      Section 14.9 Release of Security Interests.

      Without limiting the generality of the foregoing and except as otherwise provided in this Indenture, the Partnership hereby consents and agrees, to the fullest extent permitted by applicable law, that the rights of the Trustee hereunder, and the liability of the Partnership hereunder, shall not be affected by any and all releases for any purpose of any Collateral, if any, from the Liens and security interests created by the Senior Partnership Upstream Note Mortgage and that this Senior Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Indenture Obligations is rescinded or must otherwise be returned by the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

      Section 14.10 No Bar to Further Actions.

      Except as provided by law, no action or proceeding brought or instituted under Article Fourteen and this Senior Guarantee and no recovery or judgment in pursuance thereof shall be a bar or defense (other than a defense of payment) to any further action or proceeding which may be brought under Article Fourteen and this Senior Guarantee by reason of any further default or defaults under Article Fourteen and this Senior Guarantee or in the payment of any of the Indenture Obligations owing by the Issuer.

      Section 14.11 Failure to Exercise Rights Shall Not Operate As a Waiver; No Suspension of Remedies.

      (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article Fourteen and this Senior Guarantee shall operate as a waiver thereof, nor any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

      (b) Nothing contained in this Article Fourteen shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Senior Notes pursuant to Article Five or to pursue any rights or remedies hereunder or under applicable law.

      Section 14.12 Successors and Assigns.

      All terms, agreements and conditions of this Article Fourteen shall extend to and be binding upon the Partnership and its successors and permitted assigns and shall enure to the benefit of and may be enforced by the Trustee and its successors and assigns; provided, however, that the Partnership may not assign any of its rights or obligations hereunder other than in accordance with Article Eight.

      Section 14.13 Release of Senior Guarantee.

      Concurrently with the payment in full of all of the Indenture Obligations, the Partnership shall be released from and relieved of its obligations under this Article Fourteen. Upon the delivery by the Issuer to the Trustee of an Officers' Certificate and, if requested by the Trustee, an Opinion of Counsel to the effect that the transaction giving rise to the release of this Senior

Guarantee was made by the Issuer in accordance with the provisions of this Indenture and the Senior Notes, the Trustee shall execute any documents reasonably required in order to evidence the release of the Partnership from its obligations under this Senior Guarantee and the TCHI Note Mortgage Documents if any of the Indenture Obligations are revived and reinstated after the termination of this Senior Guarantee, then all of the obligations of the Partnership under this Senior Guarantee shall be revived and reinstated as if this Senior Guarantee had not been terminated until such time as the Indenture Obligations are paid in full, and the Partnership shall enter into an amendment to this Senior Guarantee, reasonably satisfactory to the Trustee, evidencing such revival and reinstatement.

      This Senior Guarantee shall terminate upon a merger or consolidation of the Partnership with the Issuer, in accordance with Article Eight.

      Section 14.14 Execution of Senior Guarantee.

      To evidence the Senior Guarantee, the Partnership hereby agrees to execute a guarantee substantially in the form set forth in Section 2.5, to be endorsed on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Partnership by one of its general partners or its President or one of its Vice Presidents. The signature of any of these officers on the Senior Notes may be manual or facsimile.

      If an officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates a Senior Note on which this Senior Guarantee is endorsed, such Senior Guarantee shall be valid nevertheless.

                                   * * * * * *

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    TRUMP'S CASTLE HOTEL & CASINO, INC.,
                                    as Issuer


Attest: /s/ R. Bruce McKee          By /s/ Nicholas L. Ribis
        ----------------------         ------------------------------------
        Name: R. Bruce McKee           Nicholas L. Ribis
        Title: Vice President          President and Chief Executive Officer

                                    TRUMP'S CASTLE ASSOCIATES, L.P.

                                    By: TRUMP'S CASTLE HOTEL & CASINO,
                                        INC., its General Partner


Attest: /s/ R. Bruce McKee          By /s/ Nicholas L. Ribis
        ----------------------         ------------------------------------
        Name: R. Bruce McKee           Nicholas L. Ribis
        Title: Vice President          President and Chief Executive Officer

                                    U.S. BANK NATIONAL ASSOCIATION,
                                     as Trustee


Attest: /s/ Kathe M. Barrett        By /s/ Richard H. Prokosch
        ----------------------         ------------------------------------
        Name:  Kathe M. Barrett       Name:  Richard H. Prokosch
        Title: Trust Officer          Title: Assistant Vice President

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the 15th day of April, 1998, before me personally came Nicholas L. Ribis, to me known, who, being by me duly sworn, did depose and say that he is President and Chief Executive Officer of Trump's Castle Hotel & Casino, Inc., one of the corporations described in and which executed the above instrument; that he knows the corporate seal of such corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the Board of Directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                 (NOTARIAL SEAL)


                                          /s/ Marcus Chioffi
                                          -------------------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      BE IT REMEMBERED, that on April 15, 1998, before me, the subscriber, personally appeared Nicholas L. Ribis, the President and Chief Executive Officer of Trump's Castle Hotel & Casino, Inc., a New Jersey corporation, which is the general partner of Trump's Castle Associates, L.P., a New Jersey limited partnership, who, I am satisfied, is the person who has signed the within instrument on behalf of such entities, and I having first made known to him the contents thereof he thereupon acknowledged that he signed and delivered the said instrument in his capacity as aforesaid, and that the within instrument is the voluntary act and deed of said entities.

                                                                 (NOTARIAL SEAL)


                                          /s/ Marcus Chioffi
                                          ------------------------

STATE OF NEW YORK   )
                    ) ss.:
COUNTY OF NEW YORK  )

      On the 15th day of April, 1998, before me personally came Richard H. Prokosch, to me known, who, being by me duly sworn, did depose and say that he is an Assistant Vice President of U.S. Bank National Association, one of the entities described in and which executed the above instrument; that he knows the corporate seal of such entity; that the seal affixed to said instrument is such corporate seal; that it was so affixed pursuant to authority of the board of directors of such corporation; and that he signed his name thereto pursuant to like authority.

                                                                 (NOTARIAL SEAL)


                                          /s/ Reese M. Heitner
                                          -------------------------

                        SCHEDULE I TO TCHI NOTE INDENTURE

                          OTHER PERMITTED INDEBTEDNESS

      DESCRIPTION                         AMOUNT
      -----------                         ------

      NONE                                $0

                       SCHEDULE II TO TCHI NOTE INDENTURE

                           OTHER PERMITTED INVESTMENTS

      DESCRIPTION                         AMOUNT
      -----------                         ------

      NONE                                $0